STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 1)
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NEW ISSUE COMPUTATIONAL MATERIALS
---------------------------------

$ 302,840,000 (APPROXIMATE)

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2, GROUP I

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
Depositor

WELLS FARGO BANK MINNESOTA, NA
Master Servicer

CITIBANK, N.A.
Trustee

BEAR, STEARNS & CO. INC.
Sole and Lead Underwriter




FEBRUARY 8, 2007





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STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 2)
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                   STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/sami or visit the following website: "www.bearstearns.com/prospectus/sami" for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.




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STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 3)
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              SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

 Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.



                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 4)
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                           $303,151,000 (APPROXIMATE)

             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2
                                     Issuer

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    Depositor

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                 Master Servicer

                                 CITIBANK, N.A.
                                     Trustee

TRANSACTION HIGHLIGHTS:

----------------------------------------------------------------------------------------------------------------------------------
                                  EXPECTED                                AVG LIFE                LEGAL
                                  RATINGS                                  TO CALL     WINDOW       FINAL
                                  (2 OF 3         CE                       (YEARS)    (MONTHS)     MATURITY
    CLASSES       SIZES (1)      AGENCIES)      LEVELS       COUPON          (2)         (2)         DATE          CERTIFICATE TYPE
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
     I-A-1       $167,971,000    Aaa / AAA      46.06%    Floating (3)      3.14         1-102     3/25/37     Super Senior Floater
     I-A-2       $83,986,000     Aaa / AAA                Floating (3)      3.14         1-102     3/25/37     Sr. Level 1 Support
                                                19.09%                                                               Floater
     I-A-3       $27,995,000     Aaa / AAA                Floating (3)      3.14         1-102     3/25/37     Sr. Level 2 Support
                                                10.10%                                                               Floater
     I-B-1       $10,588,000      Aa2 / AA      6.70%     Floating (3)      6.12        45-102     3/25/37     Subordinate Floater
     I-B-2        $6,072,000       A2 / A       4.75%     Floating (3)      6.11        45-102     3/25/37     Subordinate Floater
     I-B-3        $4,204,000     Baa2 / BBB     3.40%     Floating (3)      6.11        45-102     3/25/37     Subordinate Floater
     I-B-4        $2,024,000    Baa3 / BBB-     2.75%     Floating (3)      6.11        45-102     3/25/37     Subordinate Floater
----------------------------------------------------------------------------------------------------------------------------------
                                   NOT OFFERED
----------------------------------------------------------------------------------------------------------------------------------
     I-B-5        $6,072,000      Ba2 / BB      0.80%     Floating (3)      5.75        45-102     3/25/37     Subordinate Floater
----------------------------------------------------------------------------------------------------------------------------------

NOTES:

     (1.) In the case of the Class I-A Certificates, the certificate sizes are approximate and subject to a variance of +/- 10%. In the case of the Subordinate Certificates, the certificate sizes are subject to any variance required to maintain the ratings as described above.

     (2.) Certificates are priced to the 10% optional clean-up call and based on the pricing prepayment speed described herein.

     (3.) The Pass-Through Rate for the Class I-A-1, Class I-A-2, Class I-A-3,
          Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4 and Class I-B-5 Certificates will be a floating rate based on One-Month LIBOR plus the related margin, subject to the lesser of (i) the applicable Net Rate Cap (as described herein) and (ii) 10.50%. On the first distribution date after the Optional Termination Date, the margin on the Class I-A-1, Class I-A-2, and Class I-A-3 Certificates will be increased to 2 times the original margin on such certificate and the margins on each of the Class I-B Certificates will be increased by 1.5 times the original margin.



                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 5)
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
COLLATERAL SUMMARY:
                                                                                              MINIMUM               MAXIMUM
Scheduled Principal Balance                      $311,404,311                                 $49,975            $1,477,372
Average Scheduled Principal Balance                  $334,843
Number of Mortgage Loans                                  930

Weighted Average Gross Coupon                          7.578%                                  5.875%               10.000%
Weighted Average FICO Score                               717                                     620                   812
Weighted Average Original LTV                          77.26%                                  24.19%                92.96%

Weighted Average Original Term                            360                                     360                   360
Weighted Average Stated Remaining Term                    357                                     354                   359
Weighted Average Seasoning                                  3                                       1                     6

Weighted Average Gross Margin                          2.489%                                  2.250%                5.390%
Weighted Average Minimum Interest Rate                 2.489%                                  2.250%                5.390%
Weighted Average Maximum Interest Rate                12.578%                                  8.875%               13.875%


Weighted Average Months to Roll                            57                                      54                    59

Latest Maturity Date                                 1/1/2037
Maximum Zip Code Concentration                  94513 (0.77%)         Full/Alternative                                7.32%
                                                                      No Income/No Asset                              0.28%
                                                                      No Income/Verif Asset                           2.26%
ARM                                                      100%         No Ratio                                       22.86%
                                                                      Stated Income                                  67.08%
Libor Hybrid Negam                                       100%

                                                                      Cash Out Refinance                             28.63%
                                                                      Purchase                                       52.35%
                                                                      Rate/Term Refinance                            19.02%
First Lien                                               100%
                                                                      2-4 Family                                      2.31%
Prepay Penalty:                                                       Condominium                                     9.32%
12MPP      Hard                                        11.86%         PUD                                            26.42%
12MPP      Soft/Unk                                     0.42%         Single Family                                  61.21%
24MPP      Hard                                         5.53%         Townhouse                                       0.74%
24MPP      Soft/Unk                                     0.50%
30MPP      Combo                                        0.06%         Investor                                        4.51%
36MPP      Combo                                       12.91%         Owner Occupied                                 93.98%
36MPP      Hard                                        40.13%         Second Home                                     1.51%
36MPP      Soft/Unk                                     2.08%
4MPP       Hard                                         0.22%         Top 5 States:
60MPP      Combo                                        0.19%         California                                     48.53%
60MPP      Hard                                         0.49%         Florida                                        17.00%
60MPP      Soft/Unk                                     0.23%         Virginia                                        5.08%
6MPP       Hard                                         1.45%         Maryland                                        4.25%
6MPP       Soft/Unk                                     0.28%         Arizona                                         3.98%
No PP      NoPP                                        23.65%





                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 6)
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DESCRIPTION OF THE COLLATERAL:
The group I mortgage loans are 5 yr. Secure Option ARM loans which have an initial fixed-rate for the first five (5) years following their origination and then adjust every six months thereafter based on the Six-Month LIBOR (the "Index") plus the related margin (the " Gross Margin"). On each due date during the period from origination to the earlier to occur of (i) the end of the first five years or (ii) the unpaid principal balance of the loan exceeds a percentage, either 110% or 115%, as applicable, of the original principal balance (the "Option Period") the borrower can choose to make (1) the minimum payment, (2) an interest only payment or (3) a fully amortizing payment. If the borrower chooses to make the minimum payment, which is generally 3% per annum less than the initial note rate, the deferred interest will result in negative amortization of the loan. After the end of the Option Period and until the end of the first ten years from origination (the "Interest Only Period"), the borrower must make at least an interest only payment based on the then current outstanding principal balance and the note rate in effect for each month. After the Interest-Only Period expires at the end of the 120th month of the loan, the monthly payment will recast to amortize fully the then unpaid principal balance over its remaining term to maturity. The group I mortgage loans provide for the adjustment to their respective mortgage rate at the end of the initial fixed-rate period and every six months thereafter (each such date, an "Adjustment Date") in accordance with the terms of the related mortgage note to equal the sum of (1) the Index and (2) the Gross Margin.

     >> Approximately 23.65% of the mortgage loans have no prepayment penalties for full or partial prepayments; approximately 3.51% of the mortgage loans have "soft" prepayment penalties for full or partial prepayments, where the penalty is not enforced if the borrower has sold the underlying property; and approximately 72.84% have "hard" prepayment penalties where generally, the Servicer cannot waive the prepayment penalty, unless, in each case, enforcement would violate applicable state laws or as otherwise specifically set forth in the Pooling and Servicing Agreement.

     >> Approximately 7.32% of the mortgage loans were originated with full and/or alternative documentation (note: such alternative documentation includes the recommendations as provided by the automated underwriting systems of Fannie Mae and Freddie Mac). Approximately 67.28% of the mortgage loans were originated based on the stated income of the borrower.

     >> The two states with the largest concentrations are California (48.53%) and Florida (17.00%).

     >>   The non-zero weighted average FICO score is 717.

     >> The weighted average LTV is 77.26%. The weighted average CLTV including subordinate financing at the time of origination is 89.67%.

     >> All of the mortgage loans with LTVs greater than 80% and primary mortgage insurance up to required agency limits (none are secured by additional collateral or pledged assets).

NOTE: the information related to the mortgage loans described herein reflects information as of the January 1, 2007. It is expected that on or prior to the Closing Date, scheduled and unscheduled principal payments will reduce the principal balance of the mortgage loans as of the Cut-off Date and may cause a decrease in the aggregate principal balance of the mortgage loans, as reflected herein, of up to 5%. CONSEQUENTLY, THE INITIAL PRINCIPAL BALANCE OF ANY OF THE OFFERED CERTIFICATES BY THE CLOSING DATE IS SUBJECT TO AN INCREASE OR DECREASE OF UP TO 5% FROM AMOUNTS SHOWN ON THE FRONT COVER HEREOF.


----------------------------------------------------------------------------------------------------------------------------------
                                                                                                MOS    INITIAL              GROSS
             LOAN            % OF     GROSS      NET      WAM      GROSS       NET       MAX    TO     RATE     PERIODIC    LIFE
          DESCRIPTION        POOL     WAC %     WAC %    (MOS.)  MARGIN %   MARGIN %   RATE %   ROLL    CAP %   RATE CAP %   CAP %
----------------------------------------------------------------------------------------------------------------------------------

TOTAL                       100.00    7.578    7.202     357      2.489      2.113    12.578     57    5.000       1.000     5.000
----------------------------------------------------------------------------------------------------------------------------------




                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 7)
-------------------------------------------------------------------------------
DEPOSITOR:                                 Structured Asset Mortgage
                                           Investments II Inc.

SERVICERS:                                 EMC Mortgage Corp.

MASTER SERVICER:                           Wells Fargo Bank, N.A.

ORIGINATORS:                               The originators of the group 1
                                           mortgage loans are IMPAC
                                           (approximately 47.07%), Southstar
                                           (approximately 22.52%), EMC Mortgage
                                           Corporation (approximately 12.96%)
                                           and 4 others, each less than 10%.

TRUSTEE:                                   Citibank, N.A.
UNDERWRITER:                               Bear, Stearns & Co. Inc.

CUT-OFF DATE:                              February 1, 2007.

CLOSING DATE:                              February 28, 2007.

RATING AGENCIES:                           The Certificates will be rated by
                                           two of the three rating agencies.
                                           The rating agencies include Standard
                                           & Poor's ("S&P"), Moody's Investors
                                           Service  ("Moody's") and or Fitch
                                           Ratings ("Fitch").

LEGAL STRUCTURE:                           The Trust will be established as one
                                           or more REMICs for federal income
                                           tax purposes.

OPTIONAL TERMINATION:                      The Depositor, or its designee,
                                           may repurchase from the
                                           trust all of the mortgage loans at
                                           par plus accrued interest when the
                                           aggregate principal balance of the
                                           mortgage loans is reduced to 10% of
                                           the aggregate principal balance of
                                           the mortgage loans as of the Cut-Off
                                           Date.

DISTRIBUTION DATE:                         The 25th day of each month (or next
                                           business day), commencing March
                                           25, 2007.

OFFERED CERTIFICATES:                      The Class I-A-1, Class I-A-2,
                                           Class I-A-3, Class I-B-1,
                                           Class I-B-2, Class I-B-3,
                                           Class I-B-4 and Class I-B-5.

NON-OFFERED CERTIFICATES:                  The Class I-R, Class I-X-P and
                                           Class I-B-IO Certificates will not
                                           be publicly offered.

CLASS I-A CERTIFICATES:                    The Class I-A-1, Class I-A-2 and
                                           Class I-A-3 Certificates.

ADJUSTABLE RATE CERTIFICATES:              The Class I-A-1, Class I-A-2,
                                           Class I-A-3, Class I-B-1,
                                           Class I-B-2, Class I-B-3,
                                           Class I-B-4 and Class I-B-5.

SENIOR ADJUSTABLE RATE CERTIFICATES:       The Class I-A-1, Class I-A-2 and
                                           Class I-A-3 Certificates.

REMITTANCE TYPE:                           Scheduled/Scheduled.

REGISTRATION:                              The Offered  Certificates  will be
                                           in Book-entry  form through DTC,
                                           Clearstream  and Euroclear.

ERISA CONSIDERATIONS:                      The Underwriter's Exemption is
                                           expected to be available for the
                                           Offered Certificates. A fiduciary
                                           of any benefit plan should
                                           very carefully review with its legal
                                           advisors whether the purchase or
                                           holding of any Certificates to a
                                           transaction prohibited or not
                                           otherwise permissible under ERISA.




                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 8)
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SMMEA ELIGIBILITY:                         The Offered Certificates, other
                                           than the Class I-B-2, Class I-B-3,
                                           Class I-B-4 and Class I-B-5
                                           Certificates, are expected to
                                           constitute "mortgage related
                                           securities" for purposes of
                                           SMMEA.

DENOMINATIONS:                             The Offered Certificates are issuable
                                           in minimum denominations of an
                                           original amount of $25,000 and
                                           multiples of $1,000 in excess
                                           thereof.

RECORD DATE:                               For each class of Adjustable
                                           Rate Certificates and any
                                           Distribution Date, the business day
                                           preceding the applicable Distribution
                                           Date, so long as such certificates
                                           are in book-entry form; otherwise the
                                           Record Date shall be the business day
                                           of the month immediately preceding
                                           the applicable Distribution Date.

DELAY DAYS:                                0 (zero) days for the Adjustable
                                           Rate Certificates.

DETERMINATION DATE:                        With respect to any Distribution
                                           Date and the mortgage loans, the
                                           15th day of the calendar month in
                                           which such Distribution Date
                                           occurs or, if such day is not a
                                           business day, the business day
                                           immediately preceding such 15th day.

LIBOR DETERMINATION DATE:                  With respect to each class of
                                           Adjustable Rate Certificates and
                                           any Distribution Date, the second
                                           LIBOR Business Day preceding the
                                           commencement of the related Interest
                                           Accrual Period.  LIBOR Business Day
                                           means a day on which banks are open
                                           for dealing in foreign currency and
                                           exchange in London and New York City.

INTEREST ACCRUAL PERIOD:                   For each class of Adjustable Rate
                                           Certificates and any Distribution
                                           Date, the Interest Accrual  Period
                                           is  the  period  commencing  on the
                                           Distribution  Date  of  the  month
                                           immediately  preceding the month in
                                           which such  Distribution Date occurs
                                           or, in the case of the first period,
                                           commencing  on the Closing  Date,
                                           and ending on the day preceding
                                           such   Distribution   Date.  All
                                           distributions  of  interest  on
                                           the  Adjustable  Rate Certificates
                                           will be  based on a  360-day  year
                                           and the actual number of days in the
                                           applicable Interest  Accrual Period.
                                           The Adjustable Rate  Certificates
                                           will initially settle flat (no
                                           accrued interest).

PREPAYMENT PERIOD:                         The Prepayment  Period with respect
                                           to any Distribution Date is the
                                           calendar month prior to the month
                                           in which such Distribution Date
                                           occurs.

SERVICING FEE:                             With respect to each mortgage
                                           loan, a fee that accrues at the
                                           Servicing Fee Rate on the same
                                           principal balance on which the
                                           interest on the mortgage loan accrues
                                           for the calendar month. The Servicing
                                           Fee Rate for each mortgage loans is
                                           0.375% per annum.

ADVANCING OBLIGATION:                      The Servicer is obligated
                                           to advance for delinquent mortgagor
                                           payments of principal and/or interest
                                           through the date of liquidation of
                                           the property to the extent they are
                                           deemed recoverable. The Servicer will
                                           backstop the advancing obligations of
                                           the Servicer.

COMPENSATING INTEREST:                     The Servicer is required to
                                           pay Compensating Interest up to the
                                           amount of the Servicing Fee to cover
                                           prepayment interest shortfalls
                                           ("Prepayment Interest Shortfalls")
                                           due to partial and/or full
                                           prepayments on the mortgage loans.



                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 9)
-------------------------------------------------------------------------------
STEP-UP COUPON:                            If the Optional Termination
                                           is not exercised on the first
                                           Distribution Date following the
                                           Distribution Date on which it could
                                           have been exercised, the margin on
                                           the Senior Adjustable Rate
                                           Certificates will increase to 2.0
                                           times their related initial margins
                                           and the margins on each of the Class
                                           I-B Certificates will increase to 1.5
                                           times their related initial margins.

CREDIT ENHANCEMENT:                        1. Excess Spread
                                           2. Overcollateralization
                                           3. Subordination
                                           4. Cap Agreement (for the Adjustable
                                              Rate Certificates)

DUE PERIOD:                                With respect to any Distribution
                                           Date, the period commencing on the
                                           second business day of the month
                                           immediately preceding the month in
                                           which such Distribution Date occurs
                                           and ending on the first day of the
                                           month in which such Distribution
                                           Date occurs.

INTEREST REMITTANCE AMOUNT:                With respect to any Distribution
                                           Date and any loan group, that
                                           portion of the available
                                           distribution amount for that
                                           Distribution Date that represents
                                           interest received or advanced on the
                                           mortgage loans, including amounts
                                           received from the interest coverage
                                           account relating to the pre-funding
                                           feature (net of aggregate Servicing
                                           Fee).

OVERCOLLATERALIZATION AMOUNT:              The  Overcollateralization  Amount
                                           with respect to any Distribution
                                           Date is the excess, if any, of (i)
                                           the aggregate  principal balance of
                                           the mortgage loans as of the last
                                           day of the related Due Period (after
                                           giving  effect to scheduled payments
                                           of principal due during the related
                                           Due Period, to the extent received
                                           or advanced, and unscheduled
                                           collections  of  principal  received
                                           during the related  Prepayment
                                           Period,  and after reduction for
                                           Realized  Losses incurred during
                                           the related Due Period), plus
                                           amounts on deposit  in the
                                           pre-funding  account  over  (ii) the
                                           aggregate  Certificate  Principal
                                           Balance of the Class I-A
                                           Certificates  and Class I-B
                                           Certificates,  after  taking into
                                           account the distributions of
                                           principal to be made on such
                                           Distribution Date.

OVERCOLLATERALIZATION                      With respect to any  Distribution
TARGET AMOUNT:                             Date, (i) prior to the Stepdown
                                           Date, an amount equal to
                                           approximately  0.80% of the
                                           aggregate  principal  balance of
                                           the mortgage loans as of
                                           the Cut-off Date, (ii) on or after
                                           the Stepdown Date provided a Trigger
                                           Event is not in effect, the greater
                                           of (x) (1) prior to the Distribution
                                           Date in February 2013, 2.000% of the
                                           then current aggregate outstanding
                                           principal balance of the mortgage
                                           loans as of the last day of the
                                           related Due Period (after giving
                                           effect to scheduled payments of
                                           principal due during the related Due
                                           Period, to the extent received or
                                           advanced, and unscheduled collections
                                           of principal received during the
                                           related Prepayment Period, and after
                                           reduction for Realized Losses
                                           incurred during the related Due
                                           Period) , plus amounts on deposit in
                                           the pre-funding account and (2) on or
                                           after the Distribution Date in
                                           February 2013, 1.600% of the then
                                           current aggregate outstanding
                                           principal balance of the mortgage
                                           loans as of the last day of the
                                           related Due Period (after giving
                                           effect to scheduled payments of
                                           principal due during the related Due
                                           Period, to the extent received or
                                           advanced, and unscheduled collections
                                           of principal received during the
                                           related Prepayment Period, and after
                                           reduction for Realized Losses
                                           incurred during the related Due
                                           Period) and (y) 0.50% of the
                                           aggregate principal balance of the
                                           mortgage loans as of the Cut-Off Date
                                           (approximately $1,557,022), plus
                                           amounts on deposit in the pre-funding
                                           account or (iii) on or after the
                                           Stepdown Date and if a Trigger Event
                                           is in effect, the
                                           Overcollateralization Target Amount
                                           for the immediately preceding
                                           Distribution Date. The
                                           Overcollateralization Target Amount
                                           for the Offered Certificates is
                                           expected to be fully funded on the
                                           Closing Date.




                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 10)
-------------------------------------------------------------------------------
OVERCOLLATERALIZATION                      With respect to any  Distribution
INCREASE AMOUNT:                           Date,  an amount equal to the
                                           lesser of (i) available excess
                                           cashflow from the mortgage
                                           loans  available for payment of
                                           Overcollateralization Increase
                                           Amount and (ii) the excess,
                                           if any, of (x) the
                                           Overcollateralization Target Amount
                                           for that Distribution Date over (y)
                                           the Overcollateralization Amount for
                                           such Distribution Date.

OVERCOLLATERALIZATION                      With respect to any Distribution
RELEASE AMOUNT:                            Date for which the Excess
                                           Overcollateralization Amount
                                           is, or would be, after taking into
                                           account all other  distributions
                                           to be made on that Distribution
                                           Date, greater than zero,
                                           an amount equal to the lesser of (i)
                                           the Excess Overcollateralization
                                           Amount for that Distribution Date and
                                           (ii) principal collected on the
                                           mortgage loans for that Distribution
                                           Date.

EXCESS OVERCOLLATERALIZATION               With respect to any Distribution
AMOUNT:                                    Date, the excess, if any, of the
                                           Overcollateralization Amount over
                                           the Overcollateralization Target
                                           Amount.

STEPDOWN DATE:                             The earlier to occur of (i) the
                                           Distribution  Date on which the
                                           aggregate  Certificate Principal
                                           Balance of the Class I-A
                                           Certificates  has been reduced to
                                           zero and (ii) the later to occur of
                                           (x) the Distribution  Date occurring
                                           in January 2010 and (y) the first
                                           Distribution  Date  for  which  the
                                           aggregate Certificate Principal
                                           Balance  of  the Subordinate
                                           Certificates plus the related
                                           Overcollateralization  Amount
                                           divided by the sum of the aggregate
                                           Outstanding  Principal Balance of
                                           the mortgage loans, plus amounts
                                           on  deposit  in the  pre-funding
                                           account  is  greater  than or equal
                                           (i)  prior to the Distribution Date
                                           in February 2013,  25.250% and (ii)
                                           on or after the Distribution Date
                                           in February 2013, 20.200%.

CREDIT ENHANCEMENT PERCENTAGE:             The Credit Enhancement  Percentage
                                           for any Distribution Date is the
                                           percentage  obtained by  dividing
                                           (x)  the  aggregate  Certificate
                                           Principal  Balance  of  the
                                           Subordinate Certificates (including
                                           the  Overcollateralization  Amount)
                                           thereto by (y) the aggregate
                                           principal  balance  of  the mortgage
                                           loans, calculated after taking into
                                           account distributions  of principal
                                           on the mortgage  loans and
                                           distribution  of the  Principal
                                           Distribution   Amounts  to  the
                                           holders  of  the   certificates
                                           then   entitled   to distributions
                                           of principal on such Distribution
                                           Date.

TRIGGER EVENT:                             If either the Delinquency Test or
                                           the Cumulative Loss Test is
                                           violated.

DELINQUENCY TEST:                          The Delinquency Test is violated
                                           with respect to any  Distribution
                                           Date on or after the Stepdown  Date
                                           if:  (i) the three  month  rolling
                                           average  of the sum of the  Scheduled
                                           Principal  Balances of the mortgage
                                           loans that are 61 days or more
                                           delinquent or are in bankruptcy
                                           or  foreclosure  or are REO
                                           properties  as a  percentage  of
                                           the  Scheduled Principal  Balances
                                           of all of the  mortgage  loans,
                                           plus  amounts  on  deposit  in the
                                           pre-funding  account as of the last
                                           day of the  related  due  period,
                                           exceeds (i) on or prior  to  the
                                           distribution   date  in  February
                                           2013 [25.93]% and (ii) after  the
                                           distribution in February 2013,
                                           [32.41]% of the Credit Enhancement
                                           Percentage.




                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 11)
-------------------------------------------------------------------------------
CUMULATIVE LOSS TEST:                      The Cumulative Loss Test
                                           is violated on any Distribution Date
                                           if the aggregate amount of Realized
                                           Losses incurred since the Cut-off
                                           Date through the last day of the
                                           related Due Period divided by the
                                           aggregate principal balance of the
                                           Mortgage Loans as of the Cut-off
                                           Date, plus amounts on deposit in the
                                           pre-funding account exceeds the
                                           applicable percentages set forth
                                           below with respect to such
                                           Distribution Date:

                                             DISTRIBUTION DATE OCCURRING IN                           PERCENTAGE
                                             -------------------------------------------------------------------
                                             March 2009 through  February 2010                        [0.15]%
                                             March 2010 through  February 2011                        [0.35]%
                                             March 2011 through  February 2012                        [0.65]%
                                             March 2012 through  February 2013                        [0.95]%
                                             March 2013 through  February 2014                        [1.30]%
                                             March 2014 and thereafter                                [1.40]%


REALIZED LOSSES:                           Any Realized Losses on the mortgage
                                           loans will be allocated on any
                                           Distribution  Date, first,  to  Net
                                           Monthly  Excess  Cashflow, second,
                                           in  reduction  of  the  related
                                           Overcollateralization  Amount,
                                           third,  to the Class  I-B-5
                                           Certificates  until their
                                           Certificate  Principal  Balance
                                           is  reduced  to  zero,  fourth,
                                           to the  Class  I-B-4 Certificates
                                           until their Certificate  Principal
                                           Balance is reduced to zero, fifth,
                                           to the Class I-B-3 Certificates
                                           until their Certificate  Principal
                                           Balance is reduced to zero,  sixth,
                                           to the Class  I-B-2  Certificates
                                           until  their  Certificate  Principal
                                           Balance is reduced to zero, seventh,
                                           to the Class  I-B-1  Certificates
                                           until  their Certificate  Principal
                                           Balance  is  reduced  to  zero,
                                           eighth,  to the  Class  I-A-3
                                           Certificates  until their
                                           Certificate  Principal Balance is
                                           reduced to zero, ninth, to
                                           the Class I-A-2 until their
                                           Certificate  Principal Balance is
                                           reduced to zero and then
                                           to the Class I-A-1 Certificates.

                                           Once Realized Losses have been
                                           allocated to the Class I-A
                                           Certificates or the Subordinate
                                           Certificates, such amounts with
                                           respect to such certificates will no
                                           longer accrue interest; however, such
                                           amounts may be paid thereafter to the
                                           extent of funds available from Net
                                           Monthly Excess Cashflow.

AVAILABLE FUNDS:                           For any  Distribution  Date, the
                                           sum of (a) the Interest  Remittance
                                           Amount and (b) the Principal
                                           Distribution Amount.

NET RATE CAP: With respect to the Adjustable Rate Certificates, the lesser of (i) the weighted average Net Rate on the related mortgage loans as of the Due Date prior to the calendar month (after giving effect to principal prepayments received in the Prepayment Period related to the prior Due Date) and (ii) the Adjusted Rate Cap.

ADJUSTED                                   RATE CAP: With respect Adjustable
                                           Rate Certificates, and any
                                           Distribution Date and the related Due
                                           Period, the sum of (i) the Scheduled
                                           Monthly Payments owed on the related
                                           mortgage loans for such Due Period
                                           (ii) the Actual Monthly Payments
                                           received in excess of the Scheduled
                                           Monthly Payments, expressed as a per
                                           annum rate on the stated principal
                                           balance of the mortgage loans for
                                           such Due Period.

CERTIFICATE PRINCIPAL BALANCE:             With respect to any Certificate as
                                           of any distribution date will equal
                                           such Certificate's initial principal
                                           amount on the Closing Date, plus any
                                           related Net Deferred Interest
                                           allocated thereto on such
                                           distribution date and on any previous
                                           distribution date on account of any
                                           negative amortization on the
                                           mortgage loans, plus any Subsequent
                                           Recoveries added to the Certificate
                                           Principal Balance of such
                                           Certificate, and as reduced by (1)
                                           all amounts allocable to principal
                                           previously distributed with respect
                                           to such Certificate, and  (2) any
                                           Applied Realized Loss Amounts
                                           allocated to such class on previous
                                           distribution dates.





                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 12)
-------------------------------------------------------------------------------
NET DEFERRED INTEREST:                     With respect to any Certificate as
                                           of any distribution date will be an
                                           amount equal to the product of (1)
                                           the difference, if any between (a)
                                           the lesser of (i) the related
                                           Pass-Through Rate for such Class,
                                           without regard to the Net Rate Cap
                                           on such distribution date and (ii)
                                           the weighted average of the Net
                                           Rate on the mortgage loans
                                           and (b) the Adjusted Rate Cap for
                                           such distribution date, (2) the
                                           Certificate Principal Balance of
                                           the Certificate immediately prior to
                                           such distribution date, and (3) the
                                           actual number of days in such
                                           Interest Accrual Period divided
                                           by 360.

INTEREST CARRY FORWARD AMOUNT:             As of any Distribution Date,
                                           generally equal to the sum of (i)
                                           the excess of (a) the Current
                                           Interest for such Class with
                                           respect to prior Distribution Dates
                                           over (b) the amount actually
                                           distributed to such Class of
                                           Certificates with respect to interest
                                           on or after such prior Distribution
                                           Dates and (ii) interest thereon at
                                           the applicable pass-through rate.

INTEREST DISTRIBUTION AMOUNT:              The  Interest  Distribution  Amount
                                           for the  Offered  Certificates of
                                           any class on any Distribution  Date
                                           is equal to  interest  accrued
                                           during the related  Interest  Accrual
                                           Period on the  Certificate Principal
                                           Balance of that class immediately
                                           prior to the Distribution Date at
                                           the Pass-Through Rate for that
                                           class, in each case,  reduced by any
                                           Prepayment  Interest  Shortfalls to
                                           the extent not covered by
                                           Compensating  Interest and any
                                           shortfalls resulting from the
                                           application of the Relief Act.

SENIOR INTEREST DISTRIBUTION               The Senior Interest Distribution
AMOUNT:                                    Amount for any Distribution Date
                                           and the Class I-A Certificates is
                                           equal to the Interest Distribution
                                           Amount for such Distribution Date
                                           for the related Class I-A
                                           Certificates and the Interest Carry
                                           Forward Amount, if any, for that
                                           Distribution Date for the Class I-A
                                           Certificates.

BASIS RISK SHORTFALL CARRYOVER             With respect to any Distribution
AMOUNT:                                    Date, and the Adjustable Rate
                                           Certificates,  the excess
                                           of (i) the amount of interest  such
                                           class would have accrued on such
                                           Distribution  Date had the
                                           applicable  Pass-Through Rate not
                                           been subject to the related Net
                                           Rate Cap, over (ii) the amount of
                                           interest  such class of
                                           Certificates  received on such
                                           Distribution Date if the
                                           Pass-Through  Rate is limited to
                                           the related Net Rate Cap, together
                                           with the unpaid portion of any such
                                           amounts from prior  Distribution
                                           Dates (and accrued interest
                                           thereon at the then applicable
                                           Pass-Through  Rate, without giving
                                           effect to the related Net Rate Cap).
                                           The ratings on each class of
                                           certificates  do not address the
                                           likelihood of the payment of any
                                           Basis Risk Shortfall Carryover
                                           Amount.

BASIS RISK SHORTFALL:                      Because  each  mortgage  loan has a
                                           mortgage  rate that is  adjustable,
                                           and will adjust based on  Six-Month
                                           LIBOR  after  an  initial
                                           fixed-rate  period  of up to five
                                           years following  the  date  of
                                           origination,   and  the
                                           Pass-Through  Rates  on  the  Offered
                                           Certificates  are based on One-Month
                                           LIBOR,  the  application of the Net
                                           Rate Cap could result in  shortfalls
                                           of interest  otherwise  payable on
                                           those  certificates  in certain
                                           periods (such  shortfalls,  "Basis
                                           Risk  Shortfalls").  If Basis Risk
                                           Shortfalls  occur, then in the case
                                           of the Adjustable  Rate
                                           Certificates,  they will be carried
                                           forward as Basis Risk Shortfall
                                           Carryover Amounts and paid from
                                           Net Monthly Excess Cashflow to the
                                           extent  available  on a subordinated
                                           basis  on the  same  Distribution
                                           Date or in any subsequent
                                           Distribution Date.




                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 13)
-------------------------------------------------------------------------------
AVAILABLE FUNDS PRIORITY:                  On each  Distribution  Date,  the
                                           Available  Funds will be
                                           distributed in the following
                                           order of priority:

                                           1.   concurrently, to the holders of
                                                the Class I-A Certificates,
                                                pro rata, based on the
                                                amount of interest
                                                payable to such classes of
                                                certificates, the Senior
                                                Interest Distribution Amount
                                                allocable to such
                                                certificates;

                                           2.   sequentially, to
                                                the holders of the
                                                Class I-B Certificates, the
                                                Interest Distribution
                                                Amount for such
                                                certificates;

                                           3.   (A) For each Distribution Date
                                                (a) prior to the Stepdown Date
                                                or (b) on which a Trigger Event
                                                is in effect, an amount
                                                up to the Principal
                                                Distribution Amounts for such
                                                Distribution Date
                                                shall be distributed as
                                                follows:

                                                a.  Concurrently, to the Class
                                                    I-A Certificates, pro
                                                    rata, until the
                                                    Certificate Principal
                                                    Balance of each such class
                                                    has been reduced to
                                                    zero;

                                                b.  Sequentially, to
                                                    the Class I-B
                                                    Certificates, until
                                                    their respective
                                                    Certificate
                                                    Principal Balance
                                                    has been reduced to
                                                    zero; and

                                                (B) On each Distribution
                                                Date (a) on or after the
                                                Stepdown Date and (b) on
                                                which a Trigger Event is not
                                                in effect, sequentially:

                                               (i)   In an amount up to the
                                                     Senior Principal
                                                     Distribution Amount,
                                                     concurrently to the Class
                                                     I-A Certificates, pro rata,
                                                     based on their respective
                                                     Certificate Principal
                                                     Balance immediately prior
                                                     to such Distribution Date
                                                     until their respective
                                                     Certificates Principal
                                                     Balance has been reduced to
                                                     zero;

                                               (ii)  Sequentially, to the Class
                                                     I-B Certificates, in each
                                                     case in an amount up to the
                                                     applicable Class Principal
                                                     Balance for each such
                                                     Class, until their
                                                     respective Certificate
                                                     Principal Balance has been
                                                     reduced to zero;

                                           4.        Concurrently, to the Class
                                                     I-A Certificates,
                                                     sequentially, based on the
                                                     Realizes Loss amounts
                                                     allocated to such class;

                                           5.        Sequentially, to the Class
                                                     I-B Certificates, in that
                                                     order, in each case in an
                                                     amount equal to any
                                                     Realized Loss amounts
                                                     allocated to such classes;

                                           6.        to the holders of the Class
                                                     I-A and Class I-B
                                                     Certificates, in an amount
                                                     equal to such certificates'
                                                     allocated share of any
                                                     Prepayment Interest
                                                     Shortfalls and any
                                                     shortfalls resulting from
                                                     the application of the
                                                     Relief Act, in each case,
                                                     without interest accrued
                                                     thereon; and

                                           7.        To the holders of the Class
                                                     I-B-IO Certificates, as
                                                     provided in the pooling and
                                                     servicing agreement.





                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 14)
-------------------------------------------------------------------------------
PRINCIPAL DISTRIBUTION                     The Principal  Distribution  Amount
AMOUNT:                                    for any Distribution Date will be
                                           the sum of (i) the principal portion
                                           of all scheduled  monthly  payments
                                           on the mortgage  loans due during
                                           the related Due Period, whether or
                                           not received on or prior to the
                                           related Determination Date; (ii) the
                                           principal portion of all proceeds
                                           received in respect of the repurchase
                                           of a mortgage loan (or, in the case
                                           of a substitution, certain amounts
                                           representing a principal adjustment)
                                           as required by the Pooling and
                                           Servicing Agreement during the
                                           related Prepayment Period; (iii) the
                                           principal portion of all other
                                           unscheduled collections, including
                                           insurance proceeds, liquidation
                                           proceeds and all full and partial
                                           principal prepayments, received
                                           during the related Prepayment Period,
                                           to the extent applied as recoveries
                                           of principal on the Mortgage Loans,
                                           (iv) a percentage of the amount of
                                           any Overcollateralization Increase
                                           Amount for such Distribution Date,
                                           and (v) amounts transferred from the
                                           Pre-Funding Account following the end
                                           of the pre-funding period MINUS (vi)
                                           a percentage of the amount of any
                                           Overcollateralization Release Amount
                                           for such Distribution Date allocated
                                           to the Principal Distribution Amount
                                           based on the amount of principal for
                                           such Distribution Date.

CLASS I-A PRINCIPAL DISTRIBUTION           For any Distribution  Date on or
AMOUNT:                                    after the Stepdown Date on which
                                           a Trigger Event is not in  effect,
                                           an amount  equal to the excess  (if
                                           any) of (x) the aggregate Certificate
                                           Principal Balance of the Class I-A
                                           Certificates immediately prior to
                                           such Distribution Date over (y) the
                                           lesser of (I) the excess of (a) the
                                           aggregate scheduled principal balance
                                           of the mortgage loans as of the last
                                           day of the related due period (after
                                           reduction for Realized Losses
                                           incurred during the related
                                           Prepayment Period) over (b) the
                                           aggregate scheduled principal balance
                                           of the mortgage loans as of the last
                                           day of the related due period (after
                                           reduction for Realized Losses
                                           incurred during the related
                                           Prepayment Period) multiplied by (i)
                                           prior to the distribution date in
                                           February 2013, 25.000% and (ii) on or
                                           after the distribution date in
                                           February 2013, 20.000% and (II) the
                                           excess of (a) the aggregate scheduled
                                           principal balance of the mortgage
                                           loans as of the last day of the
                                           related due period (after reduction
                                           for Realized Losses incurred during
                                           the related Prepayment Period) over
                                           (b) 0.50% of the principal balance of
                                           the mortgage loans as of the Cut-Off
                                           Date.

CLASS I-B-1 PRINCIPAL DISTRIBUTION         For any Distribution  Date on or
AMOUNT:                                    after the Stepdown Date on which
                                           a Trigger Event is not in  effect,
                                           an amount  equal to the excess
                                           (if any) of (x) the  Certificate
                                           Principal Balance of the Class I-B-1
                                           Certificates immediately prior to
                                           such Distribution Date over (y) the
                                           lesser of (I) the excess of (a) the
                                           aggregate stated principal balance of
                                           the mortgage loans as of the last day
                                           of the related due period (after
                                           reduction for Realized Losses
                                           incurred during the related
                                           Prepayment Period) over (b) the sum
                                           of (1) the aggregate Certificate
                                           Principal Balance of the Class I-A
                                           Certificates (after taking into
                                           account the payment of the Class I-A
                                           Principal Distribution Amounts for
                                           such Distribution Date) and (2) the
                                           aggregate stated principal balance of
                                           the mortgage loans as of the last day
                                           of the related due period (after
                                           reduction for Realized Losses
                                           incurred during the related
                                           Prepayment Period) multiplied by (i)
                                           prior to the distribution date in
                                           February 2013, 16.250% and (ii) on or
                                           after the distribution date in
                                           February 2013, 13.000% and (II) the
                                           excess of (a) the aggregate scheduled
                                           principal balance of the mortgage
                                           loans as of the last day of the
                                           related due period (after reduction
                                           for Realized Losses incurred during
                                           the related Prepayment Period) over
                                           (b) 0.50% of the principal balance of
                                           the mortgage loans as of the Cut-Off
                                           Date.





                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 15)
-------------------------------------------------------------------------------

CLASS  I-B-2 PRINCIPAL DISTRIBUTION        For any Distribution  Date on or
AMOUNT:                                    after the Stepdown Date on which a
                                           Trigger Event is not in  effect,
                                           an amount  equal to the excess
                                           (if any) of (x) the  Certificate
                                           Principal Balance of the Class I-B-2
                                           Certificates immediately prior to
                                           such Distribution Date over (y) the
                                           lesser of (I) the excess of (a) the
                                           aggregate stated principal balance of
                                           the mortgage loans as of the last day
                                           of the related due period (after
                                           reduction for Realized Losses
                                           incurred during the related
                                           Prepayment Period) over (b) the sum
                                           of (1) the aggregate Certificate
                                           Principal Balance of the Class I-A
                                           Certificates (after taking into
                                           account the payment of the Class I-A
                                           Principal Distribution Amounts for
                                           such Distribution Date), (2) the
                                           aggregate Certificate Principal
                                           Balance of the Class I-B-1
                                           Certificates (after taking into
                                           account the payment of the Class
                                           I-B-1 Principal Distribution Amounts
                                           for such Distribution Date) and (3)
                                           the aggregate stated principal
                                           balance of the mortgage loans as of
                                           the last day of the related due
                                           period (after reduction for Realized
                                           Losses incurred during the related
                                           Prepayment Period) multiplied by (i)
                                           prior to the distribution date in
                                           February 2013, 11.375% and (ii) on or
                                           after the distribution date in
                                           February 2013, 9.100% and (II) the
                                           excess of (a) the aggregate scheduled
                                           principal balance of the mortgage
                                           loans as of the last day of the
                                           related due period (after reduction
                                           for Realized Losses incurred during
                                           the related Prepayment Period) over
                                           (b) 0.50% of the principal balance of
                                           the mortgage loans as of the Cut-Off
                                           Date.

CLASS I-B-3 PRINCIPAL DISTRIBUTION         For any Distribution  Date on or
AMOUNT:                                    after the Stepdown Date on which
                                           a Trigger Event is not in  effect,
                                           an amount  equal to the excess
                                           (if any) of (x) the  Certificate
                                           Principal Balance of the Class I-B-3
                                           Certificates immediately prior to
                                           such Distribution Date over (y) the
                                           lesser of (I) the excess of (a) the
                                           aggregate stated principal balance of
                                           the mortgage loans as of the last day
                                           of the related due period (after
                                           reduction for Realized Losses
                                           incurred during the related
                                           Prepayment Period) over (b) the sum
                                           of (1) the aggregate Certificate
                                           Principal Balance of the Class I-A
                                           Certificates (after taking into
                                           account the payment of the Class I-A
                                           Principal Distribution Amounts for
                                           such Distribution Date), (2) the
                                           aggregate Certificate Principal
                                           Balance of the Class I-B-1
                                           Certificates (after taking into
                                           account the payment of the Class
                                           I-B-1 Principal Distribution Amounts
                                           for such Distribution Date), (3) the
                                           aggregate Certificate Principal
                                           Balance of the Class I-B-2
                                           Certificates (after taking into
                                           account the payment of the Class
                                           I-B-2 Principal Distribution Amounts
                                           for such Distribution Date) and (4)
                                           the aggregate stated principal
                                           balance of the mortgage loans as of
                                           the last day of the related due
                                           period (after reduction for Realized
                                           Losses incurred during the related
                                           Prepayment Period) multiplied by (i)
                                           prior to the distribution date in
                                           February 2013, 8.125% and (ii) on or
                                           after the distribution date in
                                           February 2013, 6.500% and (II) the
                                           excess of (a) the aggregate scheduled
                                           principal balance of the mortgage
                                           loans as of the last day of the
                                           related due period (after reduction
                                           for Realized Losses incurred during
                                           the related Prepayment Period) over
                                           (b) 0.50% of the principal balance of
                                           the mortgage loans as of the Cut-Off
                                           Date.





                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 16)
-------------------------------------------------------------------------------
CLASS I-B-4 PRINCIPAL DISTRIBUTION         For any Distribution  Date on or
AMOUNT:                                    after the Stepdown Date on which a
                                           Trigger Event is not in  effect,
                                           an amount  equal to the excess
                                           (if any) of (x) the  Certificate
                                           Principal Balance of the Class I-B-4
                                           Certificates immediately prior to
                                           such Distribution Date over (y) the
                                           lesser of (I) the excess of (a) the
                                           aggregate stated principal balance of
                                           the mortgage loans as of the last day
                                           of the related due period (after
                                           reduction for Realized Losses
                                           incurred during the related
                                           Prepayment Period) over (b) the sum
                                           of (1) the aggregate Certificate
                                           Principal Balance of the Class I-A
                                           Certificates (after taking into
                                           account the payment of the Class I-A
                                           Principal Distribution Amounts for
                                           such Distribution Date), (2) the
                                           aggregate Certificate Principal
                                           Balance of the Class I-B-1
                                           Certificates (after taking into
                                           account the payment of the Class
                                           I-B-1 Principal Distribution Amounts
                                           for such Distribution Date) (3) the
                                           aggregate Certificate Principal
                                           Balance of the Class I-B-2
                                           Certificates (after taking into
                                           account the payment of the Class
                                           I-B-2 Principal Distribution Amounts
                                           for such Distribution Date), (4) the
                                           aggregate Certificate Principal
                                           Balance of the Class I-B-3
                                           Certificates (after taking into
                                           account the payment of the Class
                                           I-B-3 Principal Distribution Amounts
                                           for such Distribution Date), and (5)
                                           the aggregate stated principal
                                           balance of the mortgage loans as of
                                           the last day of the related due
                                           period (after reduction for Realized
                                           Losses incurred during the related
                                           Prepayment Period) multiplied by (i)
                                           prior to the distribution date in
                                           February 2013, 6.625% and (ii) on or
                                           after the distribution date in
                                           February 2013, 5.301% and (II) the
                                           excess of (a) the aggregate scheduled
                                           principal balance of the mortgage
                                           loans as of the last day of the
                                           related due period (after reduction
                                           for Realized Losses incurred during
                                           the related Prepayment Period) over
                                           (b) 0.50% of the principal balance of
                                           the mortgage loans as of the Cut-Off
                                           Date.

CLASS I-B-5 PRINCIPAL DISTRIBUTION         For any Distribution  Date on or
AMOUNT:                                    after the Stepdown Date on which a
                                           Trigger Event is not in  effect,
                                           an amount  equal to the excess
                                           (if any) of (x) the  Certificate
                                           Principal Balance of the Class I-B-5
                                           Certificates immediately prior to
                                           such Distribution Date over (y) the
                                           lesser of (I) the excess of (a) the
                                           aggregate stated principal balance of
                                           the mortgage loans as of the last day
                                           of the related due period (after
                                           reduction for Realized Losses
                                           incurred during the related
                                           Prepayment Period) over (b) the sum
                                           of (1) the aggregate Certificate
                                           Principal Balance of the Class I-A
                                           Certificates (after taking into
                                           account the payment of the Class I-A
                                           Principal Distribution Amounts for
                                           such Distribution Date), (2) the
                                           aggregate Certificate Principal
                                           Balance of the Class I-B-1
                                           Certificates (after taking into
                                           account the payment of the Class
                                           I-B-1 Principal Distribution Amounts
                                           for such Distribution Date) (3) the
                                           aggregate Certificate Principal
                                           Balance of the Class I-B-2
                                           Certificates (after taking into
                                           account the payment of the Class
                                           I-B-2 Principal Distribution Amounts
                                           for such Distribution Date), (4) the
                                           aggregate Certificate Principal
                                           Balance of the Class I-B-3
                                           Certificates (after taking into
                                           account the payment of the Class
                                           I-B-3 Principal Distribution Amounts
                                           for such Distribution Date), (5) the
                                           aggregate Certificate Principal
                                           Balance of the Class I-B-4
                                           Certificates (after taking into
                                           account the payment of the Class
                                           I-B-4 Principal Distribution Amounts
                                           for such Distribution Date) and (6)
                                           the aggregate stated principal
                                           balance of the mortgage loans as of
                                           the last day of the related due
                                           period (after reduction for Realized
                                           Losses incurred during the related
                                           Prepayment Period) multiplied by (i)
                                           prior to the distribution date in
                                           February 2013, 1.875% and (ii) on or
                                           after the distribution date in
                                           February 2013, 1.500% and (II) the
                                           excess of (a) the aggregate scheduled
                                           principal balance of the mortgage
                                           loans as of the last day of the
                                           related due period (after reduction
                                           for Realized Losses incurred during
                                           the related Prepayment Period) over
                                           (b) 0.50% of the principal balance of
                                           the mortgage loans as of the Cut-Off
                                           Date.

YIELD MAINTENANCE PROVIDER:                An entity rated at least "AA-" or
                                           "Aa3" by S&P and/or  Moody's (which
                                           may include an affiliate of the
                                           Depositor and/or Underwriter).





                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 17)
-------------------------------------------------------------------------------
CAP AGREEMENTS:                            The holders of the Class I-A-1,
                                           Class I-A-2 and Class I-A-3
                                           Certificates, collectively, and each
                                           of the Class I-B Certificates will
                                           each benefit from interest
                                           rate cap payments from the Yield
                                           Maintenance Provider pursuant to
                                           a cap agreement (the "Cap
                                           Agreements") purchased with respect
                                           to the such Certificates. The Cap
                                           Agreement is intended to partially
                                           mitigate the interest rate risk
                                           that could result from the
                                           difference between the related Note
                                           Interest Rate on the related
                                           Certificates and the Net Rate Cap
                                           with respect to the mortgage loans.

                                           On each Distribution Date, payments
                                           under the Cap Agreements will be an
                                           amount equal to the product of (i)
                                           the excess of, the minimum of (1) the
                                           then current 1-Month LIBOR and (2)
                                           the related ceiling rate for such
                                           Distribution Date, over the strike
                                           rate, (ii) the lesser of (a) the
                                           Certificate Principal Balance of the
                                           respective class for such
                                           Distribution Date and (b) the related
                                           notional balance based on a certain
                                           prepayment speed (20% CPR) for such
                                           loans on such Distribution Date as
                                           set forth in Exhibit I, and (iii) the
                                           actual number of days in the
                                           corresponding accrual period divided
                                           by 360.

                                           On each Distribution Date, amounts
                                           received under each Cap Agreement
                                           with respect to such Distribution
                                           Date will be allocated in the
                                           following order of priority:

                                           1.   first, to the holders of the
                                                related class of
                                                Certificates the payment of
                                                any Basis Risk Carryforward
                                                Amounts for such
                                                distribution date, to the
                                                extent not covered by
                                                Available Funds as described
                                                above on such distribution
                                                date.

                                           2.   second, from any remaining
                                                amounts, to the holders of
                                                the related class of
                                                Certificates the payment of
                                                any Interest Distribution
                                                Amount and Interest
                                                Carryforward Amount for such
                                                class to the extent not
                                                covered by Available Funds
                                                on such Distribution Date.

                                           3.   third, from any excess
                                                amounts available from the
                                                Cap Agreement relating to
                                                the Group I Offered
                                                Certificates and the Class
                                                I-B-5 Certificates, to the
                                                holders of the Class I-A
                                                Certificates, pro rata, and
                                                then to the Class I-B-1,
                                                Class I-B-2, Class I-B-3,
                                                Class I-B-4 and Class I-B-5
                                                Certificates, in that order,
                                                to the extent not paid
                                                pursuant to clauses first
                                                and second above; and

                                           4.   fourth, from any remaining
                                                amounts, to the holder of
                                                the Class I-B-IO
                                                Certificates.




                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 18)
-------------------------------------------------------------------------------
                                                               CAP TERMS
                                                               ---------

                                 CLASS                                                                         CLASS
 DISTRIBUTION      CLASS I-A       I-A     CLASS I-A   CLASS I-B-1   CLASS I-B-1  CLASS I-B-1  CLASS I-B-2     I-B-2    CLASS I-B-2
 ------------      ---------       ---     ---------   -----------   -----------  -----------  -----------     -----    -----------
     DATE          NOTIONAL       STRIKE    CEILING     NOTIONAL       STRIKE       CEILING     NOTIONAL       STRIKE     CEILING
     ----          ---------      ------    -------     ---------      ------       -------     ---------      ------     -------
     25-Mar-07  279,952,000.00     8.47      10.33    10,588,000.00     8.26         10.12     6,072,000.00     8.06        9.93
     25-Apr-07  274,983,838.12     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-May-07  270,096,763.34     7.03      10.33    10,588,000.00     6.82         10.12     6,072,000.00     6.62        9.93
     25-Jun-07  265,290,452.88     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Jul-07  260,563,532.27     7.03      10.33    10,588,000.00     6.82         10.12     6,072,000.00     6.62        9.93
     25-Aug-07  255,914,651.00     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Sep-07  251,342,482.03     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Oct-07  246,845,721.43     7.03      10.33    10,588,000.00     6.82         10.12     6,072,000.00     6.62        9.93
     25-Nov-07  242,423,087.96     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Dec-07  238,073,322.65     7.03      10.33    10,588,000.00     6.82         10.12     6,072,000.00     6.62        9.93
     25-Jan-08  233,795,188.41     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Feb-08  229,587,469.68     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Mar-08  225,448,971.98     7.28      10.33    10,588,000.00     7.07         10.12     6,072,000.00     6.87        9.93
     25-Apr-08  221,378,521.59     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-May-08  217,374,965.20     7.03      10.33    10,588,000.00     6.82         10.12     6,072,000.00     6.62        9.93
     25-Jun-08  213,437,169.46     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Jul-08  209,564,020.74     7.03      10.33    10,588,000.00     6.82         10.12     6,072,000.00     6.62        9.93
     25-Aug-08  205,754,424.70     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Sep-08  202,007,305.98     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Oct-08  198,321,607.87     7.03      10.33    10,588,000.00     6.82         10.12     6,072,000.00     6.62        9.93
     25-Nov-08  194,696,291.96     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Dec-08  191,130,337.83     7.03      10.33    10,588,000.00     6.82         10.12     6,072,000.00     6.62        9.93
     25-Jan-09  187,622,742.75     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Feb-09  184,172,521.34     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Mar-09  180,778,705.26     7.55      10.33    10,588,000.00     7.34         10.12     6,072,000.00     7.14        9.93
     25-Apr-09  177,440,342.94     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-May-09  174,156,499.26     7.03      10.33    10,588,000.00     6.82         10.12     6,072,000.00     6.62        9.93
     25-Jun-09  170,926,255.28     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Jul-09  167,748,707.92     7.03      10.33    10,588,000.00     6.82         10.12     6,072,000.00     6.62        9.93
     25-Aug-09  164,622,969.73     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Sep-09  161,548,168.58     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Oct-09  158,523,447.37     7.03      10.33    10,588,000.00     6.82         10.12     6,072,000.00     6.62        9.93
     25-Nov-09  155,547,963.85     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Dec-09  152,620,890.24     7.03      10.33    10,588,000.00     6.82         10.12     6,072,000.00     6.62        9.93
     25-Jan-10  149,741,413.10     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Feb-10  146,908,732.96     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Mar-10  144,116,311.07     7.55      10.33    10,588,000.00     7.34         10.12     6,072,000.00     7.14        9.93
     25-Apr-10  141,369,304.35     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-May-10  138,666,949.86     7.03      10.33    10,588,000.00     6.82         10.12     6,072,000.00     6.62        9.93
     25-Jun-10  136,008,497.85     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Jul-10  133,393,211.47     7.03      10.33    10,588,000.00     6.82         10.12     6,072,000.00     6.62        9.93
     25-Aug-10  130,820,366.56     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Sep-10  128,289,251.43     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Oct-10  125,799,166.66     7.03      10.33    10,588,000.00     6.82         10.12     6,072,000.00     6.62        9.93
     25-Nov-10  123,349,424.86     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Dec-10  120,939,350.44     7.03      10.33    10,588,000.00     6.82         10.12     6,072,000.00     6.62        9.93
     25-Jan-11  118,568,279.45     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Feb-11  116,235,559.36     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Mar-11  113,940,548.83     7.55      10.33    10,588,000.00     7.34         10.12     6,072,000.00     7.14        9.93
     25-Apr-11  111,681,532.66     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-May-11  109,431,309.72     7.03      10.33    10,588,000.00     6.82         10.12     6,072,000.00     6.62        9.93




                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 19)
-------------------------------------------------------------------------------

     25-Jun-11  106,982,987.64     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Jul-11  104,438,831.48     7.03      10.33    10,588,000.00     6.82         10.12     6,072,000.00     6.62        9.93
     25-Aug-11  101,935,762.35     6.80      10.33    10,588,000.00     6.59         10.12     6,072,000.00     6.39        9.93
     25-Sep-11   99,478,311.00     6.81      10.33    10,588,000.00     6.60         10.12     6,072,000.00     6.40        9.93
     25-Oct-11   97,066,134.43     7.18      10.33    10,588,000.00     6.97         10.12     6,072,000.00     6.77        9.93
     25-Nov-11   94,698,398.52     7.66      10.33    10,588,000.00     7.45         10.12     6,072,000.00     7.25        9.93





                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 20)
-------------------------------------------------------------------------------
                               CAP TERMS (CONT'D)

                            CLASS       CLASS                    CLASS       CLASS                    CLASS       CLASS
DISTRIBUTION   CLASS I-B-3    I-B-3       I-B-3     CLASS I-B-4    I-B-4       I-B-4     CLASS I-B-5    I-B-5       I-B-5
------------   -----------    -----       -----     -----------    -----       -----     -----------    -----       -----
    DATE        NOTIONAL      STRIKE     CEILING     NOTIONAL      STRIKE     CEILING     NOTIONAL      STRIKE     CEILING
    ----        ---------     ------     -------     ---------     ------     -------     ---------     ------     -------
    25-Mar-07  4,204,000.00    7.09        8.95     2,024,000.00    6.49        8.35     6,072,000.00    6.49        8.35
    25-Apr-07  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-May-07  4,204,000.00    5.65        8.95     2,024,000.00    5.05        8.35     6,072,000.00    5.05        8.35
    25-Jun-07  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Jul-07  4,204,000.00    5.65        8.95     2,024,000.00    5.05        8.35     6,072,000.00    5.05        8.35
    25-Aug-07  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Sep-07  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Oct-07  4,204,000.00    5.65        8.95     2,024,000.00    5.05        8.35     6,072,000.00    5.05        8.35
    25-Nov-07  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Dec-07  4,204,000.00    5.65        8.95     2,024,000.00    5.05        8.35     6,072,000.00    5.05        8.35
    25-Jan-08  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Feb-08  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Mar-08  4,204,000.00    5.90        8.95     2,024,000.00    5.30        8.35     6,072,000.00    5.30        8.35
    25-Apr-08  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-May-08  4,204,000.00    5.65        8.95     2,024,000.00    5.05        8.35     6,072,000.00    5.05        8.35
    25-Jun-08  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Jul-08  4,204,000.00    5.65        8.95     2,024,000.00    5.05        8.35     6,072,000.00    5.05        8.35
    25-Aug-08  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Sep-08  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Oct-08  4,204,000.00    5.65        8.95     2,024,000.00    5.05        8.35     6,072,000.00    5.05        8.35
    25-Nov-08  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Dec-08  4,204,000.00    5.65        8.95     2,024,000.00    5.05        8.35     6,072,000.00    5.05        8.35
    25-Jan-09  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Feb-09  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Mar-09  4,204,000.00    6.17        8.95     2,024,000.00    5.57        8.35     6,072,000.00    5.57        8.35
    25-Apr-09  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-May-09  4,204,000.00    5.65        8.95     2,024,000.00    5.05        8.35     6,072,000.00    5.05        8.35
    25-Jun-09  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Jul-09  4,204,000.00    5.65        8.95     2,024,000.00    5.05        8.35     6,072,000.00    5.05        8.35
    25-Aug-09  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Sep-09  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Oct-09  4,204,000.00    5.65        8.95     2,024,000.00    5.05        8.35     6,072,000.00    5.05        8.35
    25-Nov-09  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Dec-09  4,204,000.00    5.65        8.95     2,024,000.00    5.05        8.35     6,072,000.00    5.05        8.35
    25-Jan-10  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Feb-10  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Mar-10  4,204,000.00    6.17        8.95     2,024,000.00    5.57        8.35     6,072,000.00    5.57        8.35
    25-Apr-10  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-May-10  4,204,000.00    5.65        8.95     2,024,000.00    5.05        8.35     6,072,000.00    5.05        8.35
    25-Jun-10  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Jul-10  4,204,000.00    5.65        8.95     2,024,000.00    5.05        8.35     6,072,000.00    5.05        8.35
    25-Aug-10  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Sep-10  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Oct-10  4,204,000.00    5.65        8.95     2,024,000.00    5.05        8.35     6,072,000.00    5.05        8.35
    25-Nov-10  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Dec-10  4,204,000.00    5.65        8.95     2,024,000.00    5.05        8.35     6,072,000.00    5.05        8.35
    25-Jan-11  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Feb-11  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Mar-11  4,204,000.00    6.17        8.95     2,024,000.00    5.57        8.35     6,072,000.00    5.57        8.35
    25-Apr-11  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-May-11  4,204,000.00    5.65        8.95     2,024,000.00    5.05        8.35     6,072,000.00    5.05        8.35




                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 21)
-------------------------------------------------------------------------------

    25-Jun-11  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Jul-11  4,204,000.00    5.65        8.95     2,024,000.00    5.05        8.35     6,072,000.00    5.05        8.35
    25-Aug-11  4,204,000.00    5.42        8.95     2,024,000.00    4.82        8.35     6,072,000.00    4.82        8.35
    25-Sep-11  4,204,000.00    5.43        8.95     2,024,000.00    4.83        8.35     6,072,000.00    4.83        8.35
    25-Oct-11  4,204,000.00    5.80        8.95     2,024,000.00    5.20        8.35     6,072,000.00    5.20        8.35
    25-Nov-11  4,204,000.00    6.28        8.95     2,024,000.00    5.68        8.35     6,072,000.00    5.68        8.35





                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 22)
-------------------------------------------------------------------------------

                               AVAILABLE FUNDS CAP

                  CLASS I-A-1  CLASS I-A-2  CLASS I-A-3   CLASS I-B-1  CLASS I-B-2  CLASS I-B-3  CLASS I-B-4  CLASS I-B-5
 DISTRIBUTION      EFFECTIVE    EFFECTIVE    EFFECTIVE     EFFECTIVE    EFFECTIVE     EFFECTIVE    EFFECTIVE    EFFECTIVE
      DATE           COUPON       COUPON       COUPON        COUPON       COUPON        COUPON       COUPON       COUPON
       25-Mar-07      5.47         5.51         5.54          5.70         5.89          6.87         7.47         7.47
       25-Apr-07     10.50         10.50        10.50        10.50         10.50        10.50         10.50        10.50
      Thereafter     10.50         10.50        10.50        10.50         10.50        10.50         10.50        10.50

                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.




STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 23)
------------------------------------------------------------------------------------------------------------------------------------
                                                           YIELD TABLES

Class I-A-1 to Call
Price: 100-00           10.00% CPR    15.00% CPR    20.00% CPR     25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                     8.42          5.68          4.12           3.14          2.51          2.04         1.39        1.00
Prin. Start Date         3/25/2007     3/25/2007     3/25/2007      3/25/2007     3/25/2007     3/25/2007    3/25/2007   3/25/2007
Prin. End Date          10/25/2026     6/25/2021     1/25/2018      8/25/2015     1/25/2014    10/25/2012    3/25/2011   2/25/2010
Prin. Window Len               236           172           131            102            83            68           49          36
Yield                         5.65          5.65          5.65           5.65          5.65          5.65         5.65        5.65

Class I-A-2 to Call
Price: 100-00           10.00% CPR    15.00% CPR    20.00% CPR     25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                     8.42          5.68          4.12           3.14          2.51          2.04         1.39        1.00
Prin. Start Date         3/25/2007     3/25/2007     3/25/2007      3/25/2007     3/25/2007     3/25/2007    3/25/2007   3/25/2007
Prin. End Date          10/25/2026     6/25/2021     1/25/2018      8/25/2015     1/25/2014    10/25/2012    3/25/2011   2/25/2010
Prin. Window Len               236           172           131            102            83            68           49          36
Yield                         5.69          5.69          5.69           5.69          5.69          5.69         5.69        5.70

Class I-A-3 to Call
Price: 100-00           10.00% CPR    15.00% CPR    20.00% CPR     25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                     8.42          5.68          4.12           3.14          2.51          2.04         1.39        1.00
Prin. Start Date         3/25/2007     3/25/2007     3/25/2007      3/25/2007     3/25/2007     3/25/2007    3/25/2007   3/25/2007
Prin. End Date          10/25/2026     6/25/2021     1/25/2018      8/25/2015     1/25/2014    10/25/2012    3/25/2011   2/25/2010
Prin. Window Len               236           172           131            102            83            68           49          36
Yield                         5.72          5.72          5.72           5.72          5.72          5.72         5.72        5.73

Class I-B-1 to Call
Price: 100-00           10.00% CPR    15.00% CPR    20.00% CPR     25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                    14.11          9.91          7.68           6.12          5.03          4.32         3.81        3.07
Prin. Start Date         2/25/2015     3/25/2013    12/25/2011     11/25/2010     3/25/2010     5/25/2010    8/25/2010   2/25/2010
Prin. End Date          10/25/2026     6/25/2021     1/25/2018      8/25/2015     1/25/2014    10/25/2012    3/25/2011   3/25/2010
Prin. Window Len               141           100            74             58            47            30            8           2
Yield                         5.89          5.89          5.89           5.89          5.89          5.89         5.89        5.88

Class I-B-2 to Call
Price: 100-00           10.00% CPR    15.00% CPR    20.00% CPR     25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                    14.11          9.91          7.66           6.11          5.03          4.28         3.62        3.07
Prin. Start Date         2/25/2015     3/25/2013    12/25/2011     11/25/2010     3/25/2010     4/25/2010    6/25/2010   3/25/2010
Prin. End Date          10/25/2026     6/25/2021     1/25/2018      8/25/2015     1/25/2014    10/25/2012    3/25/2011   3/25/2010
Prin. Window Len               141           100            74             58            47            31           10           1
Yield                         6.08          6.08          6.08           6.08          6.09          6.09         6.08        6.08

Class I-B-3 to Call
Price: 100-00           10.00% CPR    15.00% CPR    20.00% CPR     25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                    14.11           9.9          7.65           6.11          5.02          4.28         3.53        3.07
Prin. Start Date         2/25/2015     2/25/2013    12/25/2011     11/25/2010     3/25/2010     3/25/2010    5/25/2010   3/25/2010
Prin. End Date          10/25/2026     6/25/2021     1/25/2018      8/25/2015     1/25/2014    10/25/2012    3/25/2011   3/25/2010
Prin. Window Len               141           101            74             58            47            32           11           1
Yield                         7.11          7.11          7.11           7.11          7.11          7.11         7.11        7.10



                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.



STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 24)
------------------------------------------------------------------------------------------------------------------------------------

Class I-B-4 to Call
Price: 100-00             10.00% CPR    15.00% CPR    20.00% CPR    25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR  55.00% CPR
Avg. Life                      14.11          9.90          7.64           6.10         5.02          4.26         3.50        3.07
Prin. Start Date           2/25/2015     2/25/2013    12/25/2011     11/25/2010    3/25/2010     3/25/2010    4/25/2010   3/25/2010
Prin. End Date            10/25/2026     6/25/2021     1/25/2018      8/25/2015    1/25/2014    10/25/2012    3/25/2011   3/25/2010
Prin. Window Len                 141           101            74             58           47            32           12           1
Yield                           7.73          7.73          7.74           7.73         7.74          7.73         7.73        7.73

Class I-B-5 to Call
Price: 100-00             10.00% CPR    15.00% CPR    20.00% CPR     25.00% CPR   30.00% CPR    35.00% CPR   45.00% CPR  55.00% CPR
Avg. Life                      13.34          9.27          7.12           5.75         4.77          4.08         3.33        3.07
Prin. Start Date           2/25/2015     2/25/2013    12/25/2011     11/25/2010    3/25/2010     3/25/2010    3/25/2010   3/25/2010
Prin. End Date            10/25/2026     6/25/2021     1/25/2018      8/25/2015    1/25/2014    10/25/2012    3/25/2011   3/25/2010
Prin. Window Len                 141           101            74             58           47            32           13           1
Yield                           7.73          7.73          7.74           7.74         7.74          7.73         7.73        7.73

Class I-A-1 to Maturity
Price: 100-00             10.00% CPR    15.00% CPR    20.00% CPR     25.00% CPR   30.00% CPR    35.00% CPR   45.00% CPR  55.00% CPR
Avg. Life                       8.77          6.04          4.42           3.41         2.72          2.22         1.52        1.00
Prin. Start Date           3/25/2007     3/25/2007     3/25/2007      3/25/2007    3/25/2007     3/25/2007    3/25/2007   3/25/2007
Prin. End Date             1/25/2036     5/25/2033     2/25/2029      2/25/2025    1/25/2022     8/25/2019    4/25/2016   2/25/2010
Prin. Window Len                 347           315           264            216          179           150          110          36
Yield                           5.65          5.65          5.65           5.66         5.66          5.66         5.66        5.65

Class I-A-2 to Maturity
Price: 100-00             10.00% CPR    15.00% CPR    20.00% CPR     25.00% CPR   30.00% CPR    35.00% CPR   45.00% CPR  55.00% CPR
Avg. Life                       8.77          6.04          4.42           3.41         2.72          2.22         1.52        1.00
Prin. Start Date           3/25/2007     3/25/2007     3/25/2007      3/25/2007    3/25/2007     3/25/2007    3/25/2007   3/25/2007
Prin. End Date             1/25/2036     5/25/2033     2/25/2029      2/25/2025    1/25/2022     8/25/2019    4/25/2016   2/25/2010
Prin. Window Len                 347           315           264            216          179           150          110          36
Yield                           5.69          5.70          5.70           5.70         5.70          5.70         5.71        5.70

Class I-A-3 to Maturity
Price: 100-00             10.00% CPR    15.00% CPR    20.00% CPR     25.00% CPR   30.00% CPR    35.00% CPR   45.00% CPR  55.00% CPR
Avg. Life                       8.77          6.04          4.42           3.41         2.72          2.22         1.52        1.00
Prin. Start Date           3/25/2007     3/25/2007     3/25/2007      3/25/2007    3/25/2007     3/25/2007    3/25/2007   3/25/2007
Prin. End Date             1/25/2036     5/25/2033     2/25/2029      2/25/2025    1/25/2022     8/25/2019    4/25/2016   2/25/2010
Prin. Window Len                 347           315           264            216          179           150          110          36
Yield                           5.72          5.73          5.73           5.73         5.74          5.74         5.74        5.73

Class I-B-1 to Maturity
Price: 100-00             10.00% CPR    15.00% CPR    20.00% CPR     25.00% CPR   30.00% CPR    35.00% CPR   45.00% CPR  55.00% CPR
Avg. Life                      14.80         10.59          8.22           6.59         5.41          4.67         4.11        5.10
Prin. Start Date           2/25/2015     3/25/2013    12/25/2011     11/25/2010    3/25/2010     5/25/2010    8/25/2010   2/25/2010
Prin. End Date             1/25/2033    12/25/2027     6/25/2023      3/25/2020   11/25/2017     1/25/2016    8/25/2013  12/25/2013
Prin. Window Len                 216           178           139            113           93            69           37          47
Yield                           5.89          5.89          5.89           5.90         5.90          5.90         5.90        5.96


                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.




STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 25)
-----------------------------------------------------------------------------------------------------------------------------------

Class I-B-2 to Maturity
Price: 100-00            10.00% CPR   15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                     14.69        10.46          8.10         6.50          5.33          4.57         3.90          3.99
Prin. Start Date          2/25/2015    3/25/2013    12/25/2011   11/25/2010     3/25/2010     4/25/2010    6/25/2010    11/25/2010
Prin. End Date            8/25/2031    3/25/2026    12/25/2021   12/25/2018    10/25/2016     2/25/2015    2/25/2013     9/25/2011
Prin. Window Len                199          157           121           98            80            59           33            11
Yield                          6.09         6.09          6.09         6.10          6.10          6.10         6.10          6.15

Class I-B-3 to Maturity
Price: 100-00            10.00% CPR   15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                     14.53        10.28          7.95         6.37          5.23          4.48         3.76          3.63
Prin. Start Date          2/25/2015    2/25/2013    12/25/2011   11/25/2010     3/25/2010     3/25/2010    5/25/2010     8/25/2010
Prin. End Date            3/25/2030    8/25/2024     7/25/2020   10/25/2017    10/25/2015     4/25/2014    9/25/2012     4/25/2011
Prin. Window Len                182          139           104           84            68            50           29             9
Yield                          7.11         7.12          7.12         7.13          7.13          7.13         7.15          7.22

Class I-B-4 to Maturity
Price: 100-00            10.00% CPR   15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                     14.32        10.08          7.78         6.24          5.12          4.37         3.66          3.44
Prin. Start Date          2/25/2015    2/25/2013    12/25/2011   11/25/2010     3/25/2010     3/25/2010    4/25/2010     6/25/2010
Prin. End Date            7/25/2028    1/25/2023     3/25/2019    9/25/2016    11/25/2014     7/25/2013    2/25/2012    11/25/2010
Prin. Window Len                162          120            88           71            57            41           23             6
Yield                          7.74         7.74          7.75         7.75          7.75          7.76         7.77          7.84

Class I-B-5 to Maturity
Price: 100-00            10.00% CPR   15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                     13.35         9.27          7.13         5.76          4.77          4.10         3.35          3.21
Prin. Start Date          2/25/2015    2/25/2013    12/25/2011   11/25/2010     3/25/2010     3/25/2010    3/25/2010     3/25/2010
Prin. End Date            5/25/2027   12/25/2021     5/25/2018   12/25/2015     4/25/2014     2/25/2013   10/25/2011     8/25/2010
Prin. Window Len                148          107            78           62            50            36           20             6
Yield                          7.73         7.73          7.74         7.74          7.74          7.74         7.74          7.78




                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.


STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR2, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2
Computational Materials (Page 26)
-------------------------------------------------------------------------------

                               CONTACT INFORMATION

MBS Trading
-----------
Michael Nierenberg                       Tel: (212) 272-4976
Senior Managing Director                 mnierenberg@bear.com
                                         --------------------

Paul Van Lingen                          Tel: (212) 272-4976
Senior Managing Director                 pvanlingen@bear.com
                                         -------------------

MBS Structuring
---------------

Mark Michael                             Tel: (212) 272-4976
Managing Director                        mmichael@bear.com
                                         -----------------

MBS Banking
-----------
Baron Silverstein                        Tel: (212) 272-3877
Senior Managing Director                 bsilverstein@bear.com
                                         ---------------------

Deirdre Burke                            Tel: (212) 272-7646
Vice President                           dburke@bear.com
                                         ---------------

Michael Norden                           Tel: (212) 272-7073
Analyst                                  mnorden@bear.com
                                         ----------------

Syndicate
---------

Carol Fuller                             Tel: (212) 272-4955
Senior Managing Director                 cfuller@bear.com
                                         ----------------

Angela Ward                              Tel: (212) 272-4955
Associate Director                       adward@bear.com
                                         ---------------

Rating Agencies
---------------

Mike Wray- S&P                           Tel: (212) 438-3126
                                         michael_wray@standardandpoors.com
                                         ---------------------------------

Karen Ramallo - Moody's                  Tel: (212) 553-0370
                                         karen.ramallo@moodys.com
                                         ------------------------



                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2, GROUP II
COMPUTATIONAL MATERIALS: PRELIMINARY TERM SHEET (PAGE 1)
-------------------------------------------------------------------------------






NEW ISSUE MARKETING MATERIALS
-----------------------------

$233,013,000 (Approximate)


STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2, GROUP II

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
Depositor

WELLS FARGO BANK MINNESOTA, NA
Master Servicer

CITIBANK, N.A.
Trustee

BEAR, STEARNS & CO. INC.
Sole and Lead Underwriter


All statistical Information is preliminary and based upon Information as of February 1, 2007.





February 7, 2007

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2, GROUP II
COMPUTATIONAL MATERIALS: PRELIMINARY TERM SHEET (PAGE 2)
-------------------------------------------------------------------------------


               SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION


The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.




                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2, GROUP II
COMPUTATIONAL MATERIALS: PRELIMINARY TERM SHEET (PAGE 3)
-------------------------------------------------------------------------------


                   STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/sami or visit the following website: "www.bearstearns.com/prospectus/sami" for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.




                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2, GROUP II
COMPUTATIONAL MATERIALS: PRELIMINARY TERM SHEET (PAGE 4)
-------------------------------------------------------------------------------

                              $233,013,000 (APPROX)
                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
          MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2, GROUP II
----------------------------------------------------------------------------------------------------------------------------------
                                  EXPECTED      CREDIT       INTEREST
                 CERTIFICATE      RATINGS      ENHANCE.        RATE
    CLASS          SIZE (1)         (2)        %AGE (3)        TYPE           COLLATERAL TYPE             CERTIFICATE TYPE
----------------------------------------------------------------------------------------------------------------------------------
                                                      OFFERED CERTIFICATES
----------------------------------------------------------------------------------------------------------------------------------
    II-A-1       $134,116,000     AAA/Aaa       43.45%     Floater (4)   LIBOR Annual Monthly Avg.          Super Senior
----------------------------------------------------------------------------------------------------------------------------------
    II-A-2       $67,058,000      AAA/Aaa       15.17%     Floater (4)   LIBOR Annual Monthly Avg.     Level I Senior Support
----------------------------------------------------------------------------------------------------------------------------------
    II-A-3       $22,352,000      AAA/Aaa       5.75%      Floater (4)   LIBOR Annual Monthly Avg.     Level II Senior Support
----------------------------------------------------------------------------------------------------------------------------------
     II-X        Notional (6)     AAA/Aaa       5.75%        WAC (5)     LIBOR Annual Monthly Avg.      Senior Interest Only
----------------------------------------------------------------------------------------------------------------------------------
    II-M-X       Notional (7)      AA/Aa1       3.70%        WAC (6)     LIBOR Annual Monthly Avg.    Subordinate Interest Only
----------------------------------------------------------------------------------------------------------------------------------
    II-B-1        $4,862,000       AA/Aa1       3.70%      Floater (7)   LIBOR Annual Monthly Avg.    Subordinate LIBOR Floater
----------------------------------------------------------------------------------------------------------------------------------
    II-B-2        $2,846,000       A/Aa3        2.50%      Floater (7)   LIBOR Annual Monthly Avg.    Subordinate LIBOR Floater
----------------------------------------------------------------------------------------------------------------------------------
    II-B-3        $1,779,000       BBB/A3       1.75%      Floater (7)   LIBOR Annual Monthly Avg.    Subordinate LIBOR Floater
----------------------------------------------------------------------------------------------------------------------------------
                                                    NON-OFFERED CERTIFICATES
----------------------------------------------------------------------------------------------------------------------------------
    II-B-4        $1,779,000       BB/UNR       1.00%     Floater (7)   LIBOR Annual Monthly Avg.    Subordinate LIBOR Floater
----------------------------------------------------------------------------------------------------------------------------------
    II-B-5        $1,423,000       B/UNR        0.40%     Floater (7)   LIBOR Annual Monthly Avg.    Subordinate LIBOR Floater
----------------------------------------------------------------------------------------------------------------------------------
    II-B-6         $948,354       UNR/UNR       0.00%     Floater (7)   LIBOR Annual Monthly Avg.    Subordinate LIBOR Floater
----------------------------------------------------------------------------------------------------------------------------------

(1)  The Certificate Sizes are approximate and subject to a +/-10% variance.

(2) The Offered Certificates will be rated by Standard & Poor's ("S&P") and Moody's Investors Service ("Moody's").

(3) The Credit Enhancement percentages are preliminary and are subject to change based upon the final pool as of the Cut-off Date and additional rating agency analysis.

(4) The Pass-Through Rate for the Class II-A-1 Class II-A-2 and Class II-A-3 Certificates will be a floating rate based on One-Month LIBOR plus [x.xx]%, [x.xx]% and [x.xx]%, respectively, subject to the lesser of (i) Net Rate Cap (equal to the weighted average Net Rate of the Group II Mortgage Loans) and (ii) 10.50%. On the first distribution date after the Clean-Up Call Date, each such class' margin will be multiplied by 2.0 times the original certificate margin. The Class II-A-1, Class II-A-2 and Class II-A-3 Certificates will settle flat and accrue interest on an Actual/360 basis. The Class II-A-1, Class II-A-2 and Class II-A-3 Certificates are subject to increases in their certificate principal balances as a result of the negative amortization feature of the mortgage loans.

(5) The Class II-X Certificates will bear interest at a variable pass-through rate equal to the greater of (i) zero and (ii) the excess of (x) the weighted average of the net rates of the Group II Mortgage Loans over (y) the weighted average pass-through rate on the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates based on the notional amount equal to aggregate current principal amount of the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates. The Class II-X will settle with accrued interest and accrue interest on a 30/360 basis (24 day delay).

(6) The Class II-M-X Certificates will bear interest at a variable pass-through rate equal to the greater of (i) zero and (ii) the excess of (x) the weighted average of the net rates of the Group II Mortgage Loans over (y) the weighted average pass-through rate on the Class II-B Certificates based on the notional amount equal to current principal amount of the Class II-B Certificates. . The Class II-M-X will settle with accrued interest and accrue interest on a 30/360 basis (24 day delay).

(7) The Pass-Through Rate for the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 , Class II-B-5 and Class II-B-6 Certificates (collectively, the "Class II-B Certificates") will be a floating rate based on One-Month LIBOR plus [x.xx]%, [x.xx]%, [x.xx]%, [x.xx]%, [x.xx]% and [x.xx]%, respectively, subject to the lesser of (i) Net Rate Cap (equal to the weighted average Net Rate of the Group II Mortgage Loans) and (ii) 10.50%. On the first distribution date after the Clean-Up Call Date, each such class' margin will be multiplied by 1.5 times the original certificate margin. The Class II-B Certificates will settle flat and accrue interest on an Actual/360 basis. The Class II-B Certificates are subject to increases in their certificate principal balances as a result of the negative amortization feature of the mortgage loans.





                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2, GROUP II
COMPUTATIONAL MATERIALS: PRELIMINARY TERM SHEET (PAGE 5)
-------------------------------------------------------------------------------
COLLATERAL SUMMARY:  AGGREGATE
------------------------------

                                                                                              MINIMUM               MAXIMUM
Scheduled Principal Balance                      $237,163,354                                 $23,032            $3,000,000
Average Scheduled Principal Balance                  $468,702
Number of Mortgage Loans                                  506

Weighted Average Gross Coupon                          5.359%                                  1.000%                8.750%
Weighted Average FICO Score                               749                                     623                   817
Weighted Average Original LTV                          66.32%                                  12.40%                95.00%

Weighted Average Original Term                            360                                     360                   360
Weighted Average Stated Remaining Term                    357                                     341                   360
Weighted Average Seasoning                                  3                                       0                    19

Weighted Average Gross Margin                          2.769%                                  2.125%                3.750%
Weighted Average Minimum Interest Rate                 2.769%                                  2.125%                3.750%
Weighted Average Maximum Interest Rate                 9.950%                                  9.950%                9.950%


Weighted Average Months to Roll                             1                                       1                     3

Latest Maturity Date                                 2/1/2037
Maximum Zip Code Concentration                  (92677) 4.34%         Full/Alternative                               52.01%
                                                                      Limited                                         0.13%
                                                                      No Income/No Asset                              0.68%
ARM                                                   100.00%         Stated Income                                  17.19%
                                                                      Stated/Stated                                  29.98%
LAMA Neg Am                                           100.00%
                                                                      Cash Out Refinance                             18.62%
                                                                      Purchase                                       23.60%
                                                                      Rate/Term Refinance                            57.78%

First Lien                                            100.00%         2-4 Family                                      2.14%
                                                                      Condominium                                    11.32%
                                                                      PUD                                            26.55%
                                                                      Single Family                                  59.46%
                                                                      Townhouse                                       0.52%
Prepay Penalty: No Prepay                             100.00%
                                                                      Investor                                       11.14%
                                                                      Owner Occupied                                 81.63%
                                                                      Second Home                                     7.23%

                                                                      Top 5 States:
                                                                      California                                     55.59%
                                                                      Illinois                                       14.44%
                                                                      Florida                                         9.65%
                                                                      Arizona                                         2.64%
                                                                      South Carolina                                  2.62%





                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2, GROUP II
COMPUTATIONAL MATERIALS: PRELIMINARY TERM SHEET (PAGE 6)
-------------------------------------------------------------------------------



DEPOSITOR/SELLER:                   Structured Assets Mortgage Investments II,
                                    Inc. ("SAMI II")

ORIGINATORS:                        All of the Group II Mortgage Loans were
                                    originated by Bank of America.

UNDERLYING SERVICERS:               All of the Group II Mortgage Loans are
                                    serviced by Bank of America.

MASTER SERVICER:                    Wells Fargo Bank Minnesota, NA.

TRUSTEE:                            Citibank, N.A.

CUT-OFF DATE:                       February 1, 2007.

CLOSING DATE:                       February 28, 2007.

RATING AGENCIES:                    The Offered Certificates will be rated
                                    Standard & Poor's ("S&P") and Moody's
                                    Investors Service ("Moody's").

LEGAL STRUCTURE:                    REMIC.

OPTIONAL CALL:                      10% cleanup call.

DISTRIBUTION DATE:                  25th of each month, or next business day,
                                    commencing March 26, 2007.

FLOATING CERTIFICATES:              The Class II-A-1, Class II-A-2, Class
                                    II-A-3, Class II-B-1, Class II-B-2, Class
                                    II-B-3, Class II-B-4, Class B-5 and Class
                                    B-6 Certificates.

DELAY DAYS:                         With respect to the Floating Certificates,
                                    0 (zero) days and with respect to the Class
                                    II-X and Class II-M-X Certificates, 24 days.

RECORD DATE:                        With respect to the Floating Certificates
                                    and any Distribution Date, the business day preceding the applicable Distribution Date, so long as such certificates are in book-entry form; otherwise the Record Date shall be the last business day of the month immediately preceding the applicable
                                    Distribution Date. With respect to the
                                    Class II-X-1 and Class II-M-X Certificates and any Distribution Date, the last business day of the preceding calendar month.

INTEREST ACCRUAL PERIOD:            For any Distribution Date with respect to
                                    the Floater Certificates, the period
                                    commencing on the Distribution Date of the month immediately preceding the month in which the Distribution Date occurs or, in the case of the first period, commencing on the Closing
                                    Date, and ending on the day preceding such Distribution Date. All distributions of interest on the
                                    Floater Certificates will be based on a 360-day year and the actual number of days in the applicable
                                    Interest Accrual Period.  The Floater
                                    Certificates  will initially settle flat
                                    (no accrued interest).





                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2, GROUP II
COMPUTATIONAL MATERIALS: PRELIMINARY TERM SHEET (PAGE 7)
-------------------------------------------------------------------------------
                                            For the Class II-X and Class II-M-X
                                            Certificates and any Distribution
                                            Date, the Interest Accrual Period is
                                            the calendar month prior to the
                                            month of such Distribution Date. All
                                            distributions of interest will be
                                            based on a 360-day year and a 30-day
                                            month in the applicable Interest
                                            Accrual Period. The Class II-X and
                                            Class II-M-X Certificates will
                                            settle with accrued interest.

LIBOR DETERMINATION DATE:                   With respect to each class of
                                            Floater Certificates and any
                                            Distribution Date, the
                                            second LIBOR Business Day preceding
                                            the commencement of the related
                                            Interest Accrual Period. LIBOR
                                            Business Day means a day on which
                                            banks are open for dealing in
                                            foreign currency and exchange in
                                            London and New York City.

REMITTANCE TYPE:                            Scheduled/Scheduled

FORM OF REGISTRATION:                       The investment grade Certificates
                                            will be issued in book-entry form
                                            through DTC.

ERISA: The Offered Certificates (other than the Class II-B-2 and Class II-B-3 Certificates) are expected to be ERISA eligible. Prospective investors should review with the legal advisors as to whether the purchase and holding of the
                                            Certificates could give rise to a
                                            transaction prohibited or not
                                            otherwise permissible under ERISA,
                                            the Code or other similar laws.

SMMEA: The Offered Certificates (other than the Class II-B-2 and Class II-B-3 Certificates) are expected to constitute "mortgage related securities" for purposes of SMMEA.

ADVANCING OBLIGATION:                       The Underlying Servicers are
                                            obligated to advance delinquent
                                            mortgagor payments through the
                                            date of liquidation of an REO
                                            property to the extent they are
                                            deemed recoverable.

COMPENSATING INTEREST:                      On each distribution date, the
                                            Underlying Servicers are required
                                            to pay Compensating Interest up to
                                            the amount of its Servicing Fee
                                            to cover prepayment interest
                                            shortfalls ("Prepayment Interest
                                            Shortfalls") due to partial and/or
                                            full prepayments on the Mortgage
                                            Loans that occurred during the
                                            Prepayment Period.  The Prepayment
                                            Period with respect to
                                            any Distribution Date is the period
                                            commencing on the 16th day of the
                                            month prior to the month in which
                                            the related Distribution Date
                                            occurs and ending on the 15th day
                                            of the month in which such
                                            Distribution Date occurs.

COLLATERAL DESCRIPTION:                     On February 1, 2007 the
                                            aggregate principal balance of the
                                            Group II Mortgage Loans described
                                            herein is expected to be
                                            approximately $237 million.

                             ----------------------------------------------------------------------------------------
                                                 % OF      GROSS       NET       WAM     GROSS      NET       MAX
                                  GROUP          POOL       WAC        WAC     (MOS.)    MARGIN    MARGIN     RATE
                             ----------------------------------------------------------------------------------------
                              Group II-LAMA     100.00%    5.359%    4.984%      357     2.769%    2.394%    9.950%
                             ----------------------------------------------------------------------------------------




                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2, GROUP II
COMPUTATIONAL MATERIALS: PRELIMINARY TERM SHEET (PAGE 8)
-------------------------------------------------------------------------------
                                            The Group II Mortgage Loans are
                                            indexed to the LIBOR Annual Monthly
                                            Average ("LAMA") which equates to
                                            the 12-month average of 1-month
                                            LIBOR. ( In order to view historical
                                            LAMA type LAMAINDX Index Go on
                                            Bloomberg.) The Group II Mortgage
                                            Loans have monthly coupon
                                            adjustments that allow for negative
                                            amortization whereby interest
                                            payments may be deferred and added
                                            to the principal balance thereof.
                                            For these loans, the monthly payment
                                            amount is subject to adjustment
                                            annually on a date specified in the
                                            mortgage note, subject to the
                                            conditions that (i) the amount of
                                            the monthly payment will not
                                            increase or decrease by an amount
                                            that is more than 7.50% of the
                                            monthly payment prior to the
                                            adjustment, (ii) as of the fifth
                                            anniversary of the first due date
                                            and on every fifth year thereafter,
                                            the monthly payment will be recast
                                            without regard to the limitation in
                                            clause (i) above and (iii) if the
                                            unpaid principal balance exceeds a
                                            percentage of 115% of the original
                                            principal balance due to deferred
                                            interest, the monthly payment will
                                            be recast without regard to the
                                            limitation in clause (i) to amortize
                                            fully the then unpaid principal
                                            balance of the mortgage loan over
                                            its remaining term to maturity.

                                            None of the Group II Mortgage Loans
                                            require the mortgagor to pay a
                                            penalty if the mortgagor prepays the
                                            mortgage loan during periods ranging
                                            from one year to five years after
                                            the mortgage loan was originated.

                                            PREPAYMENT PENALTY TABLE

                                            ---------------------------------------------
                                               GROUP         NO        HARD       SOFT*
                                                           PREPAY
                                            ---------------------------------------------
                                              Group II    100.00%     0.00%      0.00%
                                            ---------------------------------------------

                                            *The Prepayment Penalties that are
                                            soft, borrowers will not be required
                                            to pay the penalty if property is
                                            sold.

                                            See the attached collateral
                                            descriptions for more information.
                                            NOTE: the information related to the
                                            mortgage loans described herein
                                            reflects information as of the
                                            February 1, 2007. It is expected
                                            that on or prior to the Closing
                                            Date, scheduled and unscheduled
                                            principal payments will reduce the
                                            principal balance of the mortgage
                                            loans as of the Cut-off Date and may
                                            cause a decrease in the aggregate
                                            principal balance of the mortgage
                                            loans, as reflected herein, of up to
                                            10%. CONSEQUENTLY, THE INITIAL
                                            PRINCIPAL BALANCE OF ANY OF THE
                                            OFFERED CERTIFICATES BY THE CLOSING
                                            DATE IS SUBJECT TO AN INCREASE OR
                                            DECREASE OF UP TO 10% FROM AMOUNTS
                                            SHOWN ON THE FRONT COVER HEREOF.

UNDERWRITING STANDARDS:                     The Group II Mortgage Loans were
                                            underwritten to the guidelines of
                                            the Originator as more fully
                                            described in the prospectus
                                            supplement.





                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2, GROUP II
COMPUTATIONAL MATERIALS: PRELIMINARY TERM SHEET (PAGE 9)
-------------------------------------------------------------------------------

CREDIT ENHANCEMENT:                         Credit Enhancement for the
                                            Certificates will be provided by a
                                            senior/subordinate shifting
                                            interest structure. The Subordinate
                                            Certificates provide credit
                                            enhancement for the Senior
                                            Certificates.

CARRYOVER SHORTFALL AMOUNT:                 If on any Distribution Date, the
                                            Certificate Interest Rate of any
                                            of the Class II-A and Class II-B
                                            Certificates is subject to their
                                            respective Net Rate Cap, such
                                            Certificates become entitled to
                                            payment of an amount equal to the
                                            excess of the (i) interest accrued
                                            at their respective Pass-Through
                                            Rate (without giving effect to the
                                            Net Rate Cap) over (ii) the amount
                                            of interest received on such

                                            Certificates based on the Net Rate
                                            Cap, together with the unpaid
                                            portion of any excess from previous
                                            Distribution Dates (and any interest
                                            thereon at the then applicable
                                            Certificate Interest Rate without
                                            giving effect to the Net Rate Cap).
                                            On any Distribution Date, the
                                            Carryover Shortfall Amount will be
                                            paid to the to the Class II-A and
                                            Class II-B Certificates,
                                            sequentially, from the Carryover
                                            Reserve Fund, after all of the
                                            Offered Certificates have received
                                            their required amounts (see
                                            Cash-Flow Description below).

CASH-FLOW                                   DESCRIPTION: Distributions on the
                                            Certificates will be made on the
                                            25th day of each month (or next
                                            business day). The payments to the
                                            Certificates, to the extent of
                                            available funds, will be made
                                            according to the following priority:

                                            AVAILABLE FUNDS:
                                            1.   Payment of interest to the
                                                 holders of the Class II-A and
                                                 Class II-X Certificates (net of
                                                 Carryover Shortfall Amounts) in
                                                 an amount equal to their
                                                 respective Pass-Through Rates
                                                 (as described on the cover
                                                 page);
                                            2.   Payment of principal to the
                                                 holders of the Class II-A
                                                 Certificates in an amount equal
                                                 to its Senior Optimal Principal
                                                 Amount;
                                            3.   Payment of interest
                                                 to the Class II-M-X
                                                 Certificates (net of
                                                 Carryforward Shortfall Amount).
                                            4.   Payment of interest and
                                                 principal sequentially to the
                                                 Class II-B Certificates so each
                                                 such Class shall receive (a)
                                                 interest
                                                 at each class' respective
                                                 Pass-Through Rate, and (b) such
                                                 class' Allocable Share of the
                                                 Subordinate Optimal Principal
                                                 Distribution Amount.
                                            5.   Payment of any Carryover
                                                 Shortfall Amounts to the
                                                 Class III- B Certificates.

NEGATIVE AMORTIZATION:                      Since the mortgage loans are
                                            subject to negative amortization,
                                            the Class II-A Certificates
                                            and the Class II-B Certificates
                                            are subject to increases in their
                                            principal balances. HOWEVER, THE
                                            AMOUNT OF NEGATIVE AMORTIZATION
                                            THAT OCCURS IN EACH INTEREST
                                            ACCRUAL PERIOD WITH RESPECT TO
                                            MORTGAGE LOANS WILL BE OFFSET BY
                                            PRINCIPAL COLLECTIONS FOR SUCH
                                            PERIOD ON SUCH MORTGAGE LOANS.
                                            Any negative amortization on the
                                            mortgage loans that is not offset
                                            by principal collections will be
                                            accreted pro rata to each class of
                                            Certificates.





                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2, GROUP II
COMPUTATIONAL MATERIALS: PRELIMINARY TERM SHEET (PAGE 10)
-------------------------------------------------------------------------------
SHIFTING INTEREST:                          The Senior Certificates (except for
                                            the Interest Only Certificates)
                                            will be entitled to receive 100% of
                                            the prepayments on the mortgage
                                            loans up to and including February
                                            2017.  The Senior Prepayment
                                            Percentage can be reduced to the
                                            related Senior Percentage plus 70%,
                                            60%, 40%, 20% and 0% of the
                                            related Subordinate Percentage over
                                            the next five years provided that
                                            (i) the principal balance of the
                                            mortgage loans 60 days or more
                                            delinquent, averaged over the last
                                            6 months, as a percentage of the
                                            Current Principal Amount of the
                                            related  Subordinate Certificates
                                            does not exceed 50% and (ii)
                                            cumulative realized losses
                                            for the  mortgage loans do not
                                            exceed 30%, 35%, 40%, 45% or 50%
                                            of the original principal
                                            balance of the Subordinate
                                            Certificates for each test date.

                                            Notwithstanding the foregoing, if
                                            after 3 years the current
                                            Subordinate Percentage is equal to
                                            two times the initial Subordinate
                                            Percentage and (i) the principal
                                            balance of the related mortgage
                                            loans 60 days or more delinquent,
                                            averaged over the last 6 months, as
                                            a percentage of the Current
                                            Principal Amount of the related
                                            Subordinate Certificates does not
                                            exceed 50% and (ii) cumulative
                                            realized losses for the related
                                            mortgage loans do not exceed a) on
                                            or prior to February 2010, 20% or b)
                                            after February 2010, 30% of the
                                            original principal balance of the
                                            Subordinate Certificates, then
                                            prepayments will be allocated on a
                                            pro rata basis.

                                            If doubling occurs prior to the
                                            third anniversary and the above
                                            delinquency and loss tests are met,
                                            then 50% of the related subordinate
                                            prepayment percentage can be
                                            allocated to the related subordinate
                                            classes.

ALLOCATION OF LOSSES:                       Realized Losses on the Group II
                                            mortgage loans will be allocated
                                            to the most junior class
                                            of Certificates outstanding
                                            beginning with the Class II-B-6
                                            Certificates, until the Certificate
                                            Principal Balance of each
                                            Subordinate Class has been reduced
                                            to zero.  Thereafter, Realized
                                            Losses on the Group II Mortgage
                                            Loans will be allocated first to the
                                            Class II-A-3 Certificates, until
                                            zero; second to the Class II-A-2
                                            Certificates, until zero; and then
                                            to the Class II-A-1 Certificates.




                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2, GROUP II
COMPUTATIONAL MATERIALS: PRELIMINARY TERM SHEET (PAGE 11)
-------------------------------------------------------------------------------

                                  YIELD TABLES

Class II-A-1 to Call
Price: 100-00            10.00% CPR   15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                       8.18          5.62         4.16          3.23         2.60         2.13          1.52         1.13
Prin. Start Date           3/25/2007     3/25/2007    3/25/2007     3/25/2007    3/25/2007    3/25/2007     3/25/2007    3/25/2007
Prin. End Date             2/25/2026    11/25/2020    7/25/2017     5/25/2015   11/25/2013    9/25/2012     3/25/2011    3/25/2010
Prin. Window Len                 228           165          125            99           81           67            49           37
Yield                           5.63          5.63         5.63          5.63         5.63         5.63          5.63         5.63

Class II-A-2 to Call
Price: 100-00            10.00% CPR   15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                       8.18          5.62         4.16          3.23         2.60         2.13          1.52         1.13
Prin. Start Date           3/25/2007     3/25/2007    3/25/2007     3/25/2007    3/25/2007    3/25/2007     3/25/2007    3/25/2007
Prin. End Date             2/25/2026    11/25/2020    7/25/2017     5/25/2015   11/25/2013    9/25/2012     3/25/2011    3/25/2010
Prin. Window Len                 228           165          125            99           81           67            49           37
Yield                           5.67          5.67         5.67          5.67         5.67         5.67          5.67         5.67

Class II-A-3 to Call
Price: 100-00            10.00% CPR   15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                       8.18          5.62         4.16          3.23         2.60         2.13          1.52         1.13
Prin. Start Date           3/25/2007     3/25/2007    3/25/2007     3/25/2007    3/25/2007    3/25/2007     3/25/2007    3/25/2007
Prin. End Date             2/25/2026    11/25/2020    7/25/2017     5/25/2015   11/25/2013    9/25/2012     3/25/2011    3/25/2010
Prin. Window Len                 228           165          125            99           81           67            49           37
Yield                           5.69          5.69         5.69          5.69         5.69         5.69          5.69         5.69

Class II-B-1 to Call
Price: 100-00            10.00% CPR   15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                      13.23          9.33         7.06          5.62         4.76         4.13          3.14         2.41
Prin. Start Date           3/25/2007     3/25/2007    3/25/2007     3/25/2007    3/25/2007    3/25/2007     3/25/2007    3/25/2007
Prin. End Date             2/25/2026    11/25/2020    7/25/2017     5/25/2015   11/25/2013    9/25/2012     3/25/2011    3/25/2010
Prin. Window Len                 228           165          125            99           81           67            49           37
Yield                           5.74          5.74         5.74          5.74         5.74         5.74          5.74         5.74

Class II-B-2 to Call
Price: 100-00            10.00% CPR   15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                      13.23          9.33         7.06          5.62         4.76         4.13          3.14         2.41
Prin. Start Date           3/25/2007     3/25/2007    3/25/2007     3/25/2007    3/25/2007    3/25/2007     3/25/2007    3/25/2007
Prin. End Date             2/25/2026    11/25/2020    7/25/2017     5/25/2015   11/25/2013    9/25/2012     3/25/2011    3/25/2010
Prin. Window Len                 228           165          125            99           81           67            49           37
Yield                           5.88          5.88         5.88          5.88         5.88         5.88          5.88         5.88

Class II-B-3 to Call
Price: 100-00            10.00% CPR   15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                      13.23          9.33         7.06          5.62         4.76         4.13          3.14         2.41
Prin. Start Date           3/25/2007     3/25/2007    3/25/2007     3/25/2007    3/25/2007    3/25/2007     3/25/2007    3/25/2007
Prin. End Date             2/25/2026    11/25/2020    7/25/2017     5/25/2015   11/25/2013    9/25/2012     3/25/2011    3/25/2010
Prin. Window Len                 228           165          125            99           81           67            49           37
Yield                           6.40          6.40         6.40          6.40         6.40         6.40          6.40         6.40






                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2, GROUP II
COMPUTATIONAL MATERIALS: PRELIMINARY TERM SHEET (PAGE 12)
-------------------------------------------------------------------------------

Class II-A-1 to Maturity
Price: 100-00              10.00% CPR   15.00% CPR    20.00% CPR  25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                         8.58          6.03         4.52         3.53         2.84         2.34          1.66         1.23
Prin. Start Date             3/25/2007     3/25/2007    3/25/2007    3/25/2007    3/25/2007    3/25/2007     3/25/2007    3/25/2007
Prin. End Date               2/25/2037     2/25/2037    2/25/2037    2/25/2037    2/25/2037    2/25/2037     5/25/2036    1/25/2031
Prin. Window Len                   360           360          360          360          360          360           351          287
Yield                             5.63          5.63         5.63         5.64         5.64         5.64          5.64         5.64

Class II-A-2 to Maturity
Price: 100-00              10.00% CPR   15.00% CPR    20.00% CPR  25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                         8.58          6.03         4.52         3.53         2.84         2.34          1.66         1.23
Prin. Start Date             3/25/2007     3/25/2007    3/25/2007    3/25/2007    3/25/2007    3/25/2007     3/25/2007    3/25/2007
Prin. End Date               2/25/2037     2/25/2037    2/25/2037    2/25/2037    2/25/2037    2/25/2037     5/25/2036    1/25/2031
Prin. Window Len                   360           360          360          360          360          360           351          287
Yield                             5.67          5.67         5.68         5.68         5.68         5.68          5.68         5.69

Class II-A-3 to Maturity
Price: 100-00              10.00% CPR   15.00% CPR    20.00% CPR  25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                         8.58          6.03         4.52         3.53         2.84         2.34          1.66         1.23
Prin. Start Date             3/25/2007     3/25/2007    3/25/2007    3/25/2007    3/25/2007    3/25/2007     3/25/2007    3/25/2007
Prin. End Date               2/25/2037     2/25/2037    2/25/2037    2/25/2037    2/25/2037    2/25/2037     1/25/2036   11/25/2030
Prin. Window Len                   360           360          360          360          360          360           347          285
Yield                             5.69          5.70         5.70         5.70         5.70         5.70          5.71         5.71

Class II-B-1 to Maturity
Price: 100-00              10.00% CPR   15.00% CPR    20.00% CPR  25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                        14.09         10.22         7.84         6.27         5.37         4.72          3.68         2.96
Prin. Start Date             3/25/2007     3/25/2007    3/25/2007    3/25/2007    3/25/2007    3/25/2007     3/25/2007    3/25/2007
Prin. End Date               2/25/2037     2/25/2037    2/25/2037    2/25/2037    1/25/2037    1/25/2037     8/25/2035   12/25/2029
Prin. Window Len                   360           360          360          360          359          359           342          274
Yield                             5.74          5.75         5.75         5.75         5.75         5.76          5.76         5.77

Class II-B-2 to Maturity
Price: 100-00              10.00% CPR   15.00% CPR    20.00% CPR  25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                        14.09         10.22         7.84         6.27         5.37         4.72          3.68         2.96
Prin. Start Date             3/25/2007     3/25/2007    3/25/2007    3/25/2007    3/25/2007    3/25/2007     3/25/2007    3/25/2007
Prin. End Date               2/25/2037     2/25/2037    2/25/2037    2/25/2037    1/25/2037    1/25/2037     2/25/2035   12/25/2029
Prin. Window Len                   360           360          360          360          359          359           336          274
Yield                             5.88          5.89         5.89         5.89         5.89         5.90          5.90         5.91

Class II-B-3 to Maturity
Price: 100-00              10.00% CPR   15.00% CPR    20.00% CPR  25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                        14.09         10.22         7.84         6.27         5.37         4.72          3.68         2.96
Prin. Start Date             3/25/2007     3/25/2007    3/25/2007    3/25/2007    3/25/2007    3/25/2007     3/25/2007    3/25/2007
Prin. End Date               2/25/2037     2/25/2037    2/25/2037    2/25/2037    1/25/2037    1/25/2037     1/25/2035   10/25/2029
Prin. Window Len                   360           360          360          360          359          359           335          272
Yield                             6.41          6.42         6.42         6.43         6.43         6.44          6.46         6.48





                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2, GROUP II
COMPUTATIONAL MATERIALS: PRELIMINARY TERM SHEET (PAGE 13)
-------------------------------------------------------------------------------

                          AVAILABLE FUNDS CAP SCHEDULE

                  Class II-A-1   Class II-A-2   Class II-A-3   Class II-B-1   Class II-B-2   Class II-B-3
Distribution      Effective      Effective      Effective      Effective      Effective      Effective
Date              Coupon         Coupon         Coupon         Coupon         Coupon         Coupon
       25-Mar-07           5.45           5.49           5.51           5.65           5.80           6.60
       25-Apr-07           7.50           7.50           7.51           9.18           7.77           7.77
       25-May-07           9.62           9.62           9.62          10.01           9.49           9.49
       25-Jun-07           9.62           9.63           9.63          10.68           9.27           9.27
       25-Jul-07           9.93           9.94           9.94          10.99           9.58           9.58
       25-Aug-07           9.40           9.40           9.40           9.79           9.27           9.27
       25-Sep-07           9.62           9.63           9.63          10.68           9.27           9.27
       25-Oct-07           9.70           9.71           9.71          10.10           9.58           9.58
       25-Nov-07           9.62           9.63           9.63          10.68           9.27           9.27
       25-Dec-07           9.92           9.94           9.94          10.69          10.09           9.58
       25-Jan-08           9.27           9.27           9.27           9.27           9.27           9.27
       25-Feb-08           9.62           9.63           9.64          10.68           9.27           9.27
       25-Mar-08          10.03          10.04          10.04          10.43           9.91           9.91
       25-Apr-08           9.61           9.63           9.64          10.68           9.27           9.27
       25-May-08           9.70           9.71           9.71          10.10           9.58           9.58
       25-Jun-08           9.61           9.63           9.64          10.68           9.27           9.27
       25-Jul-08           9.92           9.94           9.95          10.31          10.74           9.58
       25-Aug-08           9.39           9.40           9.40           9.79           9.27           9.27
       25-Sep-08           9.61           9.63           9.64          10.68           9.27           9.27
       25-Oct-08           9.70           9.71           9.71          10.10           9.58           9.58
       25-Nov-08           9.61           9.63           9.64          10.64           9.33           9.27
       25-Dec-08           9.92           9.94           9.95          10.30          10.75           9.58
       25-Jan-09           9.27           9.27           9.27           9.27           9.27           9.27
       25-Feb-09           9.62           9.63           9.64          10.68           9.27           9.27
       25-Mar-09          10.37          10.42          10.44          10.78          10.26          10.26
       25-Apr-09           9.62           9.63           9.64          10.54           9.50           9.27
       25-May-09           9.71           9.71           9.71          10.10           9.58           9.58
       25-Jun-09           9.62           9.63           9.64          10.50           9.57           9.27
       25-Jul-09           9.93           9.94           9.95          10.30          10.75           9.58
       25-Aug-09           9.40           9.40           9.41           9.79           9.27           9.27
       25-Sep-09           9.62           9.63           9.64          10.68           9.27           9.27
       25-Oct-09           9.71           9.71           9.71          10.10           9.58           9.58
       25-Nov-09           9.62           9.63           9.64          10.64           9.33           9.27
       25-Dec-09           9.92           9.94           9.95          10.30          10.75           9.58
       25-Jan-10           9.27           9.27           9.27           9.27           9.27           9.27
       25-Feb-10           9.61           9.63           9.64          10.68           9.27           9.27
       25-Mar-10          10.37          10.42          10.45          10.78          10.26          10.26
       25-Apr-10           9.61           9.63           9.64          10.57           9.45           9.27
       25-May-10           9.70           9.71           9.71          10.10           9.58           9.58
       25-Jun-10           9.61           9.63           9.64          10.50           9.56           9.27
       25-Jul-10           9.92           9.94           9.95          10.30          10.75           9.58
       25-Aug-10           9.40           9.40           9.40           9.79           9.27           9.27
       25-Sep-10           9.61           9.63           9.64          10.68           9.27           9.27
       25-Oct-10           9.70           9.71           9.71          10.10           9.58           9.58
       25-Nov-10           9.61           9.63           9.64          10.66           9.29           9.27
       25-Dec-10           9.92           9.94           9.95          10.30          10.75           9.58
       25-Jan-11           9.27           9.27           9.27           9.27           9.27           9.27
       25-Feb-11           9.61           9.63           9.64          10.68           9.27           9.27






                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2, GROUP II
COMPUTATIONAL MATERIALS: PRELIMINARY TERM SHEET (PAGE 14)
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
       25-Mar-11          10.37          10.42          10.45          10.78          10.26          10.26
       25-Apr-11           9.61           9.63           9.64          10.59           9.41           9.27
       25-May-11           9.70           9.71           9.71          10.10           9.58           9.58
       25-Jun-11           9.61           9.63           9.64          10.50           9.56           9.27
       25-Jul-11           9.92           9.94           9.95          10.30          10.75           9.58
       25-Aug-11           9.40           9.40           9.40           9.79           9.27           9.27
       25-Sep-11           9.61           9.63           9.64          10.68           9.27           9.27
       25-Oct-11           9.70           9.71           9.71          10.10           9.58           9.58
       25-Nov-11           9.61           9.63           9.64          10.67           9.29           9.27
       25-Dec-11           9.92           9.94           9.95          10.30          10.75           9.58
       25-Jan-12           9.27           9.27           9.27           9.27           9.27           9.27
       25-Feb-12           9.61           9.63           9.64          10.68           9.27           9.27
       25-Mar-12          10.03          10.04          10.04          10.43           9.91           9.91
       25-Apr-12           9.61           9.63           9.64          10.68           9.27           9.27
       25-May-12           9.70           9.71           9.71          10.10           9.58           9.58
       25-Jun-12           9.61           9.63           9.64          10.68           9.27           9.27
       25-Jul-12           9.92           9.94           9.95          10.39          10.59           9.58
       25-Aug-12           9.40           9.40           9.40           9.79           9.27           9.27
       25-Sep-12           9.61           9.63           9.64          10.68           9.27           9.27
       25-Oct-12           9.70           9.71           9.71          10.10           9.58           9.58
       25-Nov-12           9.61           9.63           9.64          10.67           9.28           9.27
       25-Dec-12           9.92           9.94           9.95          10.30          10.75           9.58
       25-Jan-13           9.27           9.27           9.27           9.27           9.27           9.27
       25-Feb-13           9.61           9.63           9.64          10.68           9.27           9.27
       25-Mar-13          10.37          10.42          10.45          10.78          10.26          10.26
       25-Apr-13           9.61           9.63           9.64          10.59           9.41           9.27
       25-May-13           9.70           9.71           9.71          10.10           9.58           9.58
       25-Jun-13           9.61           9.63           9.64          10.50           9.56           9.27
       25-Jul-13           9.92           9.94           9.95          10.30          10.75           9.58
       25-Aug-13           9.39           9.40           9.40           9.79           9.27           9.27
       25-Sep-13           9.61           9.63           9.64          10.68           9.27           9.27
       25-Oct-13           9.70           9.71           9.71          10.10           9.58           9.58
       25-Nov-13           9.61           9.63           9.64          10.67           9.28           9.27
       25-Dec-13           9.92           9.94           9.95          10.30          10.75           9.58
       25-Jan-14           9.27           9.27           9.27           9.27           9.27           9.27
       25-Feb-14           9.61           9.63           9.64          10.68           9.27           9.27
       25-Mar-14          10.37          10.42          10.45          10.78          10.26          10.26
       25-Apr-14           9.61           9.63           9.64          10.59           9.41           9.27
       25-May-14           9.70           9.71           9.71          10.10           9.58           9.58
       25-Jun-14           9.61           9.63           9.64          10.50           9.56           9.27
       25-Jul-14           9.92           9.94           9.95          10.30          10.74           9.58
       25-Aug-14           9.39           9.40           9.41           9.79           9.27           9.27
       25-Sep-14           9.61           9.63           9.64          10.68           9.27           9.27
       25-Oct-14           9.70           9.71           9.71          10.10           9.58           9.58
       25-Nov-14           9.61           9.63           9.64          10.67           9.28           9.27
       25-Dec-14           9.92           9.94           9.95          10.30          10.74           9.58
       25-Jan-15           9.27           9.27           9.27           9.27           9.27           9.27
       25-Feb-15           9.61           9.63           9.64          10.68           9.27           9.27
       25-Mar-15          10.37          10.42          10.45          10.78          10.26          10.26
       25-Apr-15           9.61           9.63           9.64          10.59           9.41           9.27
       25-May-15           9.70           9.71           9.71          10.10           9.58           9.58






                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2, GROUP II
COMPUTATIONAL MATERIALS: PRELIMINARY TERM SHEET (PAGE 15)
-------------------------------------------------------------------------------

                               CONTACT INFORMATION

MBS Trading
-----------
Michael Nierenberg                          Tel: (212) 272-4976
Senior Managing Director                    mnierenberg@bear.com
                                            --------------------

Paul Van Lingen                             Tel: (212) 272-4976
Senior Managing Director                    pvanlingen@bear.com
                                            -------------------

MBS Structuring
---------------

Mark Michael                                Tel: (212) 272-4976
Managing Director                           mmichael@bear.com
                                            -----------------

MBS Banking
-----------
Baron Silverstein                           Tel: (212) 272-3877
Senior Managing Director                    bsilverstein@bear.com
                                            ---------------------

Deirdre Burke                               Tel: (212) 272-7646
Vice President                              dburke@bear.com
                                            ---------------

Michael Norden                              Tel: (212) 272-7073
Analyst                                     mnorden@bear.com
                                            ----------------

Syndicate
---------

Carol Fuller                                Tel: (212) 272-4955
Senior Managing Director                    cfuller@bear.com
                                            ----------------

Angela Ward                                 Tel: (212) 272-4955
Associate Director                          adward@bear.com
                                            ---------------

Rating Agencies
---------------

Leo Yioupis - S&P                           Tel: (212) 438-1261
                                            leo_yioupis@standardandpoors.com
                                            --------------------------------


Karen Ramallo - Moody's                     Tel: (212) 553-0370
                                            karen.ramallo@moodys.com
                                            ------------------------






                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR2, GROUP II
COMPUTATIONAL MATERIALS: PRELIMINARY TERM SHEET
-------------------------------------------------------------------------------

                        STATEMENT REGARDING ASSUMPTIONS
                        -------------------------------
            AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION
            ---------------------------------------------------------

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities addressed. Please read and understand this entire statement before utilizing the Information. The Information is provided solely by Bear Stearns, not as agent for any issuer, and although it may be based on data supplied to it by the issuer, the issuer has not participated in its preparation and makes no representations regarding its accuracy or completeness. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead.

The Information is illustrative and is not intended to predict actual results, which may differ substantially from those, reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be assumed. You should understand the assumptions and evaluate whether they are appropriate for your purposes. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value of the inputs given. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets and trustee statements). Models used in any analysis may be proprietary making the results difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested at assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances. Any investment decision should be based only on the data in the prospectus and the prospectus supplement or private placement memorandum (Offering Documents) and the then current version of the Information. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models or performance analysis, which are likely to produce different results, and any other further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or liquidity, (b) do not constitute a bid by any person for any security, (c ) may not constitute prices at which the securities could have been purchased or sold in any market, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: The data underlying the Information has been obtained from sources that we believe are reliable, but we do not guarantee the accuracy of the underlying data or computations based thereon. Bear Stearns and/or individuals thereof may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear
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receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision. The Information is not a solicitation of any transaction in securities which may be made only by prospectus when required by law, in which event you may obtain such prospectus from Bear Stearns.